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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

WALKER & DUNLOP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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WALKER & DUNLOP, INC.
7501 Wisconsin Avenue, Suite 1200E
Bethesda, Maryland 20814

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 7, 2011
10:00 a.m. Eastern Daylight Time

Dear Stockholder:

        You are cordially invited to attend our 2011 annual meeting of stockholders to be held on Tuesday, June 7, 2011, at 10:00 a.m., Eastern Daylight Time, at

Hilton Garden Inn
7301 Waverly Street
Bethesda, Maryland 20814

for the following purposes:

  1.
  To elect eight directors to serve one-year terms expiring in 2012;

  2.
  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

  3.
  To hold an advisory vote on executive compensation;

  4.
  To hold an advisory vote on the frequency of holding shareholder advisory votes on executive compensation; and

  5.
  To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

        Only stockholders of record at the close of business on April 15, 2011 will be entitled to notice of and to vote at the meeting.

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON, IF YOU DESIRE, AS DISCUSSED IN THIS PROXY STATEMENT.

By Order of the Board of Directors

Name:	Richard M. Lucas
Title:	Executive Vice President, General Counsel and Secretary

Bethesda, Maryland
April 29, 2011

i

ii

WALKER & DUNLOP, INC.
7501 Wisconsin Avenue, Suite 1200E
Bethesda, Maryland 20814

PROXY STATEMENT

QUESTIONS AND ANSWERS

Why am I receiving this proxy statement?

        You are receiving this proxy statement and the accompanying proxy card because you own shares of common stock of Walker & Dunlop, Inc. This proxy statement contains information related to the solicitation of proxies for use at our 2011 annual meeting of stockholders, to be held at 10:00 a.m., Eastern Daylight Time, on Tuesday, June 7, 2011 at Hilton Garden Inn, 7301 Waverly Street, Bethesda, Maryland for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made by Walker & Dunlop, Inc. on behalf of our Board of Directors. Unless otherwise stated, as used in this proxy statement, the terms "we," "our," "us" and the "Company" refer to Walker & Dunlop, Inc. This proxy statement, the enclosed proxy card and our 2010 annual report to stockholders are first being mailed to stockholders beginning on or about April 29, 2011.

What information is presented in this proxy statement?

        The information contained in this proxy statement relates to the proposals to be voted on at the annual meeting of stockholders, the voting process, our Board of Directors and Board committees, the compensation of our directors and our executive officers for the fiscal year ended December 31, 2010, and other required information.

Who is entitled to vote at the annual meeting?

        Only holders of record of our common stock at the close of business on April 15, 2011, the record date for the annual meeting of stockholders, are entitled to receive notice of the annual meeting and to vote at the annual meeting. Our common stock constitutes the only class of securities entitled to vote at the meeting.

        When you vote by signing and returning the proxy card, you appoint William M. Walker and Deborah A. Wilson as your representatives to vote your common stock at the annual meeting. Mr. Walker and Ms. Wilson, or either of them, will vote your common stock as you instruct on your proxy card. Accordingly, your common stock will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote by signing and returning your proxy card in advance.

Who can attend the annual meeting?

        If you are a holder of our common stock at the close of business on April 15, 2011, the record date for the annual meeting, or a duly appointed proxy, you are authorized to attend the annual meeting. You will need to present proof of share ownership and valid picture identification, such as a driver's license or passport, before being admitted. If your common stock is held beneficially in the name of a bank, broker or other holder of record (i.e., street name), you must present proof of your ownership by presenting a bank or brokerage account statement reflecting your ownership as of the record date.

        Cameras, recording equipment and other electronic devices will not be permitted at the annual meeting. For directions to the annual meeting of stockholders, contact Investor Relations at (301) 634-2143.

What are the voting rights of stockholders?

        Each share of common stock outstanding on the record date entitles its holder to cast one vote on each matter to be voted on.

 How do I vote?

        If you hold your shares of common stock directly (i.e., not in a bank or brokerage account), you may vote by completing and returning the accompanying proxy card or by attending the meeting and voting in person.

        If your shares of common stock are held in street name, you should follow the voting instructions provided to you by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by the internet or by telephone to your broker or nominee. If you provide specific instructions, your broker or nominee should vote your shares of common stock as directed. Additionally, if you want to vote in person and hold your shares in street name, you will need a legal proxy from your broker to vote at the annual meeting.

How are proxy card votes counted?

        If the accompanying proxy card is properly signed and returned to us, and not revoked, the persons designated as proxy holders will vote the shares of common stock represented by that proxy as directed by you. If you return your signed proxy card but fail to indicate your voting preferences, the persons designated as proxy holders will vote the shares of common stock represented by that proxy as recommended by the Board. The Board recommends a vote "FOR" the election of all nominees for our Board of Directors named in this proxy statement, "FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2011 fiscal year, "FOR" the advisory vote on executive compensation and "FOR" "3 YEARS" on the advisory vote on the frequency of holding advisory votes of stockholders on executive compensation.

        In the election of directors, you may either vote "FOR ALL" the nominees or to "WITHHOLD" your vote with respect to all, one or more of the nominees. Regarding the ratification of our independent registered public accounting firm, you may vote "FOR," "AGAINST" or "ABSTAIN." Regarding the advisory vote on executive compensation, you may vote "FOR," "AGAINST" or "ABSTAIN." Regarding the advisory vote on the frequency of holding advisory votes of stockholders on executive compensation, you may vote "FOR" "1 YEAR," "2 YEARS," "3 YEARS," or "ABSTAIN." If you withhold your vote with respect to any director nominee or abstain from voting on the ratification of our independent registered public accounting firm, advisory vote on executive compensation, or advisory vote on frequency of future advisory votes on executive compensation, your shares of common stock will be counted as present, including for purposes of establishing a quorum. Abstentions and broker non-votes will not count as votes cast for a proposal.

Will my shares of common stock be voted if I do not provide my proxy and I do not attend the annual meeting?

        If you do not provide a proxy or vote your shares of common stock held in your name, your shares will not be voted. If you hold your shares in street name, your broker may be able to vote your shares for routine matters even if you do not provide the broker with voting instructions. The ratification of KPMG LLP as our independent registered public accounting firm for fiscal year 2011 is considered a routine matter. Your broker may not vote your shares for non-routine matters if you do not provide the broker with voting instructions.

May I change my vote after I return my proxy card?

        Yes. You may change or revoke a previously granted proxy at any time before it is exercised by either (i) submitting a later-dated proxy, in person at the annual meeting or by mail, or (ii) delivering instructions to our Secretary at our principal executive offices located at 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814. Please note that attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy.

        If your shares of common stock are held in street name, then you may submit new voting instructions by contacting your broker or nominee. You may also vote in person at the annual meeting if you obtain a legal proxy from your broker as described above.

What will constitute a quorum at the annual meeting?

        The presence at the annual meeting, in person or by proxy, of the holders of a majority of the common stock outstanding on April 15, 2011 will constitute a quorum, permitting the stockholders to conduct business at the annual meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting, including for purposes of determining the presence of a quorum at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares.

        As of April 15, 2011, there were 22,196,755 shares of common stock outstanding.

How many votes are needed to approve each of the proposals?

        Directors are elected by a plurality of the votes cast. Therefore, the eight nominees for election to the Board who receive the most votes will be elected. Ratification of our independent registered public accounting firm, the advisory vote on executive compensation and the advisory vote on frequency of future advisory votes on executive compensation will require the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote thereon.

Will any other matters be voted on?

        As of the date of this proxy statement, we do not know of any other matters that will be presented for consideration at the annual meeting other than those matters discussed in this proxy statement. If any other matters properly come before the meeting and call for a stockholder vote, valid proxies will be voted by the holders of the proxies in accordance with the recommendation of the Board or, if no recommendation is given, in their own discretion.

Who is soliciting my proxy?

        This solicitation of proxies is made by and on behalf of our Board of Directors. We will pay the costs of soliciting proxies, which will consist primarily of the cost of printing, postage and handling. In addition to soliciting proxies by mail, our officers, directors and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse these persons' out-of-pocket expenses.

Is there a list of stockholders entitled to vote at the annual meeting?

        The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the annual meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our principal executive offices at 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814, by contacting the Secretary.

        You should rely only on the information provided in this proxy statement. We have not authorized anyone to provide you with different information. You should assume that the information in this proxy statement is accurate only as of the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Proposal 1: Election of Directors for a One-Year Term Expiring at the 2012 Annual Meeting of Stockholders

        Our Board of Directors, or the Board, is currently comprised of eight directors, each with terms expiring at the 2011 annual meeting. Our Nominating and Corporate Governance Committee has recommended to our Board the nominees set forth below, all of whom are currently serving as directors of the Company, for re-election to serve as directors for one-year terms until the 2012 annual meeting and until their successors are duly elected and qualified. Following the Nominating and Corporate Governance Committee's recommendation, our Board has nominated those persons set forth below.

        Based on its review of the relationships between the director nominees and the Company, and as discussed in greater detail below, the Board has affirmatively determined that if these nominees are elected, the following five directors are "independent" directors under the rules of the New York Stock Exchange, or NYSE: Mitchell M. Gaynor, John Rice, Alan J. Bowers, Cynthia A. Hallenbeck and Dana L. Schmaltz.

        The Board knows of no reason why any nominee would be unable to serve as a director. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board, or the Board may, as permitted by our bylaws, decrease the size of our Board.

  Vote Required

        The affirmative vote of a plurality of all the votes at the annual meeting is necessary for the election of a director. Accordingly, the eight individuals with the highest number of affirmative votes will be elected as directors. Cumulative voting in the election of directors is not permitted. For purposes of the election of directors, shares that are withheld and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast for a proposal, and will have no effect on the result of the vote.

  Our Recommendation

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES SET FORTH BELOW.

 Nominees for Election for a One-Year Term Expiring at the 2012 Annual Meeting

        The following table sets forth the name and age of each nominee for director, indicating all positions and offices with us currently held by the director.

Name	Age	Title
William M. Walker	44	Chairman of the Board of Directors, President & Chief Executive Officer
Howard W. Smith, III	52	Executive Vice President, Chief Operating Officer and Director
Alan J. Bowers	56	Director
Mitchell M. Gaynor	52	Director
Cynthia A. Hallenbeck	54	Director
John Rice	44	Director
Dana L. Schmaltz	44	Director
Edmund F. Taylor	51	Director

        Set forth below are descriptions of the backgrounds and principal occupations of each of our directors, and the period during which he or she has served as a director.

        William M. Walker is our Chairman, President and Chief Executive Officer. Mr. Walker has been a member of our Board since July 2010 and a board member of Walker & Dunlop, LLC or its predecessors since February 2000. In September 2003, Mr. Walker became the executive vice president and chief operating officer of Walker & Dunlop and has been serving as the president of Walker & Dunlop since January 2005 and as the chief executive officer since January 2007. Prior to joining Walker & Dunlop, Mr. Walker was on the management team at TeleTech, a global business process outsourcing company, from 1998 to 2003. At TeleTech, he held several senior management positions, including president of the company's European and Latin American divisions. Prior to TeleTech, Mr. Walker was a consultant at Newbridge Latin America where he was responsible for private equity transactions in the aviation, water, and apparel industries. Prior to Newbridge Latin America, Mr. Walker was the general manager of ALTA, a regional airline based in Argentina, from August 1995 to October 1996. Mr. Walker currently serves as chairman of the board of directors of Transcom Worldwide S.A., a publicly traded European outsourcing company, as well as chairman of the board of directors of the District of Columbia Water and Sewer Authority. Mr. Walker is also a member of the board of directors of Sustainable Technologies Fund, a Swedish clean-tech venture capital firm. He is a member of the Young Presidents Organization, the Mortgage Bankers Association and the Urban Land Institute. Mr. Walker received his Bachelor of Arts in Government from St. Lawrence University and his Masters in Business Administration from Harvard University.

        Mr. Walker brings to our Board more than 20 years of leadership experience. Mr. Walker possesses in-depth knowledge of our industry, offers valuable insight into our business and provides the leadership, general management and vision that help us compete successfully.

        Howard W. Smith is our Executive Vice President, Chief Operating Officer and one of our directors. Mr. Smith has been a member of our Board since July 2010. Mr. Smith joined Walker & Dunlop in November 1980 and has been a member of the management team since 1988. Mr. Smith has been serving as the executive vice president, chief operating officer and a board member of Walker & Dunlop, LLC or its predecessors since 2004. As Executive Vice President and Chief Operating Officer, Mr. Smith is responsible for our Multifamily, FHA Finance, Healthcare Finance, Underwriting and Asset Management groups. Mr. Smith is a member of the board of directors of the Tudor Place Foundation, the Commercial Real Estate/Multifamily Finance Board of Governors of the Mortgage Bankers Association and the National Multi Housing Council. He is also an advisory council member of the Fannie Mae DUS Peer Group, a group he chaired from 2007 to 2008 and again from 2009 to 2010. Mr. Smith received his Bachelor of Arts in Economics from Washington & Lee University.

        Mr. Smith brings to our Board nearly 30 years of experience in the commercial real estate finance industry. He has extensive knowledge of our operations, having spent his entire career at Walker & Dunlop. In his capacity as Chief Operating Officer, Mr. Smith also provides our Board with management's perspective on our business operations and conditions, which is crucial to our Board's performance of its oversight function.

        Alan J. Bowers is one of our directors and serves on the Nominating and Corporate Governance Committee (Chairperson) and the Audit Committee. Mr. Bowers has been a member of our Board since December 2010. Mr. Bowers currently serves on the boards and as audit chair of the following privately held companies: Roadlink Inc., a trucking and logistics firm, Refrigerated Holdings, Inc., a temperature controlled logistics firm, American Achievement Corp., a manufacturer and distributer of graduation products and Fastfrate Holdings, Inc., a Canadian trucking and logistics firm. Mr. Bowers is also a board member of Quadel Consulting Corp., a privately held government contract manager and consulting firm. Prior to Mr. Bowers' retirement in 2005, Mr. Bowers was the president and chief executive officer and a board member of Cape Success, LLC, a private equity-backed staffing service and information technology solutions business, from 2001 to 2004. Mr. Bowers was also the president and chief executive officer and a board member of MarketSource Corporation, a marketing and sales support service firm, from 2000 to 2001, and of MBL Life Assurance Corporation, a life insurance firm, from 1995 to 1999. Mr. Bowers has been a certified public accountant since 1978 and served as staff auditor, audit partner and managing partner, serving a diverse client base during his tenure at Coopers & Lybrand, L.L.P. from 1978 to 1995 and a staff accountant with Laventhol & Horwath, CPAs from 1976 to 1978. Mr. Bowers received his Bachelor of Science in Accounting from Montclair State University and his Masters in Business Administration from St. John's University.

        Mr. Bowers brings to our Board over 30 years of experience in accounting and executive management, including experience on the audit committees of private companies and an SEC registrant. Mr. Bowers' accounting expertise and diverse corporate management experience are assets to our board.

        Mitchell M. Gaynor is one of our directors and serves on the Audit Committee. Mr. Gaynor has been a member of our Board since July 2010. Mr. Gaynor has served as a board member of Walker & Dunlop, LLC or its predecessors since 1995. Mr. Gaynor also served in various other capacities with Walker & Dunlop since he joined the company in 1987, including as vice president and chief financial officer from 1992 to 1994, senior vice president and chief financial officer from 1994 to 2002, and as interim chief financial officer both from 2005 to 2006 and in 2008. Mr. Gaynor has also been a private consultant since 2005. Prior to joining Walker & Dunlop, Mr. Gaynor worked as a product manager for Applied Expert Systems, a financial services software firm, as an analyst for the Saddlebrook Corporation, a bank software company, and as a consultant for ICF, Incorporated, a national consulting firm. Mr. Gaynor received his Bachelor of Science from the Massachusetts Institute of Technology and his Masters in Business Administration from Harvard University.

        Mr. Gaynor brings to our board more than 20 years of industry experience, as well as 15 years of experience as a Walker & Dunlop board member. Mr. Gaynor's in-depth knowledge of our history and his demonstrated financial expertise are assets to our Board.

        Cynthia A. Hallenbeck is one of our directors and serves on the Audit Committee (Chairperson) and Compensation Committee. Ms. Hallenbeck has been a member of our Board since December 2010. Ms. Hallenbeck currently serves as the chief executive officer of Alceryn, Inc., a private consulting firm that she founded in 2010, and is also the acting chief financial officer for the non-profit Council for Economic Education. Prior to founding Alceryn, Inc., Ms. Hallenbeck worked at Citigroup, Inc. from 2002 to 2008, where she served in a number of divisions in various capacities, including as chief financial officer of Citigroup's corporate treasury department from 2002 to 2005, an internal consultant for Citigroup's office of the chief administrative officer from 2006 to 2007 and chief operating officer of global legal support from 2007 to 2008. Prior to her service with Citigroup, Ms. Hallenbeck spent over fourteen years at Merrill Lynch & Co., Inc. in a variety of finance, treasury and accounting roles including treasurer of its global futures business and chief financial officer of its securities financing group. Ms. Hallenbeck also worked with GTE Corporation (currently Verizon Communications, Inc.), a telecommunications company, from 1985 to 1987, where she served as a manager in its financial strategies division, and also with Manufacturers Hanover Trust, a banking institution, from 1979 to 1983, where she served as assistant vice president and a thrift industry specialist. Ms. Hallenbeck is treasurer of the board for the non-profit Global HIV Vaccine Enterprise, where she has been serving since 2009. Global HIV Vaccine Enterprise is a unique global alliance of independent organizations working together to accelerate the development of safe and effective HIV vaccine, funded primarily by the Gates Foundation and National Institutes of Health. Ms. Hallenbeck is also a member of the non-profit Junior League of the City of New York, where she most recently served as chairperson of its audit committee from 2004 to 2008. Ms. Hallenbeck received her Bachelor of Arts in Economics from Smith College and her Masters in Business Administration from Harvard University.

        Ms. Hallenbeck brings to our Board over 30 years of experience in financial management and accounting, including extensive management experience on the executive management teams of numerous private and public companies and service on the audit committees of several organizations. Ms. Hallenbeck's accounting expertise and management experience are assets to our Board.

        John Rice is one of our directors and serves on the Compensation Committee (Chairperson) and the Nominating and Corporate Governance Committee. Mr. Rice has been a member of our Board since July 2010 and has served as a board member of Walker & Dunlop, LLC since January 2010. Mr. Rice serves as chief executive officer of Management Leadership for Tomorrow, a national non-profit organization that he founded in 2001. Management Leadership for Tomorrow equips under-represented minorities with the skills, coaching and relationships that unlock their potential as senior business and community leaders. Prior to Management Leadership for Tomorrow, Mr. Rice was an executive with the National Basketball Association from 1996 to 2000, where he served as managing director of NBA Japan and as director of marketing for Latin America. Before joining the National Basketball Association, Mr. Rice spent four years with the Walt Disney Company in new business development and marketing, and two years with AT&T. Mr. Rice is also a senior advisor and co-founder of CareerCore, a technology company that provides outsourced career services and mentoring solutions for colleges and corporations. He serves on the Yale University Council, the Board of Visitors of Duke University's Sanford School of Public Policy, and is a member of the Young Presidents' Organization. Mr. Rice received his Bachelor of Arts from Yale University and his Masters in Business Administration from Harvard University.

        Mr. Rice's success with his various entrepreneurial ventures, as well as his many years of marketing and talent development experience, provide our board with valuable business and marketing insights. Additionally, Mr. Rice's leadership in the non-profit sector is consistent with our commitment to community service.

        Dana L. Schmaltz is one of our directors and serves on the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Schmaltz has been a member of our Board since December 2010. Mr. Schmaltz was the co-founder, director and chief financial officer of Blacksmith Brands, Inc., a privately owned consumer products company that was created in September 2009. As the co-founder and a senior manager of Blacksmith Brands, Mr. Schmaltz was responsible for overseeing the operations of the business with his partner, the chief executive officer, as well as for developing future acquisition opportunities for the company. Prior to founding Blacksmith Brands, Mr. Schmaltz was a managing partner of West Hill Partners, LLC, a Boston-based private equity firm from 2007 to 2009. Prior to that, Mr. Schmaltz was the president of J.W. Childs Associates, LP, a private equity fund, where he focused on investments in the consumer/specialty retail sector. Mr. Schmaltz was a general partner at J.W. Childs from 1997 to 2007. He has also been a director of numerous corporations including Mattress Firm, Inc. from January to June 2007, Fitness Quest, Inc from 2004 to 2007, Esselte, AB from 2002 to 2007 and NutraSweet from 2000 to 2007. Mr. Schmaltz began his career in the private equity industry at the NTC Group in 1991 and has held various positions at Kidder, Peabody, Inc. and Drexel Burnham Lambert. Mr. Schmaltz received his Bachelor of Arts in History from Dartmouth College and his Masters in Business Administration from Harvard University.

        Mr. Schmaltz brings to our Board over 20 years of experience in private equity investments, executive management and financial advisory services. Mr. Schmaltz's investment and management experiences are assets to our Board.

        Edmund F. Taylor serves as one of our directors. Mr. Taylor has been a member of our Board since July 2010 and has served as a board member of Walker & Dunlop, LLC since January 2009. Mr. Taylor is currently a managing director at Credit Suisse Securities (USA) LLC, where he manages all the global legacy businesses, including commercial real estate, in the fixed income department of the bank's investment banking division. Mr. Taylor is a member of the fixed income department's operating committee. Prior to assuming his current role at Credit Suisse, he was chief operating officer of the global securities business in its investment banking division. Before joining Credit Suisse in 1996, Mr. Taylor spent three years in the commercial real estate group at Daiwa Securities America, an investment banking company, where he was a senior trader and deal manager. Prior to that, he spent six years in a variety of roles in Drexel Burnham Lambert's residential mortgage-backed securities business. Mr. Taylor also spent two years at Goldman Sachs, where he developed financial models for its commodities business. Mr. Taylor is a member of the Real Estate Roundtable, the Sam Zell Real Estate Institute at the Wharton Graduate School of Business, the American Finance Association and the American Economics Association. Mr. Taylor received his Bachelor of Arts in Economics from Hamilton College and his Masters in Business Administration from the Stern School of Business at New York University.

        Mr. Taylor's in depth knowledge of the real estate industry, his experience with mortgage-backed securities, his senior management experience, and his business affiliations throughout the real estate and investment banking communities provide strong leadership and support to the rest of our board, particularly on capital markets matters.

        We entered into a stockholders agreement with Column Guaranteed LLC ("Column"), William Walker, our Chairman, President and Chief Executive Officer, and Mallory Walker, the father of William Walker and our former Chairman. Pursuant to this agreement, we have agreed to nominate one Column designee, currently Edmund Taylor, for election as director at our 2011 annual meeting of stockholders, and William Walker and Mallory Walker have agreed to vote the shares of common stock owned by them for the Column designee at the 2011 annual meeting of stockholders and at any special meeting of stockholders at which directors are to be elected that occurs within six months after the expiration of Column's lock-up agreement entered into in connection with our initial public offering.

Corporate Governance Information

        We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace. Accordingly, our Board has adopted and maintains the following corporate governance guidelines, codes and charters:

  •
  Corporate Governance Guidelines;

  •
  Code of Business Conduct and Ethics;

  •
  Code of Ethics for Principal Executive Officer and Senior Financial Officers;

  •
  Charter of the Audit Committee of the Board of Directors;

  •
  Charter of the Compensation Committee of the Board of Directors; and

  •
  Charter of the Nominating and Corporate Governance Committee of the Board of Directors.

        From time to time, we may revise the above-mentioned corporate governance guidelines, codes and charters in response to changing regulatory requirements, evolving best practices and the concerns of our stockholders and other constituents. Please visit our website at www.walkerdunlop.com to view or obtain a copy of the current version of any of these documents. We will provide any of the above-mentioned documents, free of charge, to any stockholder who sends a written request to:

Walker & Dunlop, Inc.
Attn: Investor Relations
7501 Wisconsin Avenue, Suite 1200E
Bethesda, Maryland 20814

  Director Independence

        Our bylaws and Corporate Governance Guidelines require us to have a majority of our Board consisting of directors who (i) are neither officers nor employees of the Company or its subsidiaries (and have not been officers or employees within the previous three years), (ii) do not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and (iii) who are otherwise independent under the NYSE rules. NYSE listing standards require NYSE-listed companies to have a majority of independent board members and a nominating/corporate governance committee, compensation committee and audit committee, each comprised solely of independent directors. Under the NYSE listing standards, no director of a company qualifies as "independent" unless the board of directors of the company affirmatively determines that the director has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with such company). In addition, the NYSE listing standards contain the following further restrictions upon a listed company's director independence:

  •
  a director who is an employee, or whose immediate family member is an executive officer, of the listed company is not independent until three years after the end of such employment relationship;

  •
  a director who has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent;

  •
  a director who is, or whose immediate family member is, a current partner of a firm that is the company's internal or external auditor is not independent; a director who is a current employee of such a firm is not independent; a director who has an immediate family member who is a current employee of such a firm and personally works on the company's audit is not independent; and a director who was, or whose immediate family member was, within the last three years a partner or employee of such a firm and personally worked on the company's audit within that time is not independent;

  •
  a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the listed company's present executive officers at the same time serve or served on the other company's compensation committee is not independent until three years after the end of such service or the employment relationship; and

  •
  a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, is not independent.

        To adequately assess and ensure that (i) at least a majority of our directors qualify as independent and (ii) each of the Board committees is comprised of solely independent directors, the Board undertakes an annual review of the independence of all directors. In accordance with the independence criteria established by the Board from time to time, our Board considers all facts and circumstances in order to make an affirmative determination as to whether any director has a direct or indirect material relationship to the Company. In assessing the materiality of a director's relationship with the Company, the Board considers the issues from the director's standpoint and from the perspective of the persons or organization with which the director has an affiliation. The Board reviews commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

        Our Board has evaluated the status of each director and has affirmatively determined, after considering the relevant facts and circumstances and the independence standards set forth above, that each of Alan J. Bowers, Mitchell M. Gaynor, Cynthia A. Hallenbeck, John Rice and Dana L. Schmaltz is independent, as defined in the NYSE rules, and that none of these directors has a material relationship with us.

  Board Leadership Structure

        Mr. Walker serves as the Company's Chairman and Chief Executive Officer. The Board has determined that combining the Chairman and Chief Executive Officer positions is the appropriate leadership structure for the Company, and believes that combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making and alignment on corporate strategy.

        Nevertheless, the Board understands that the structure of the Board must encourage the free and open dialogue of competing views and provide for strong checks and balances. Specifically, an effective governance structure must balance the powers of the Chief Executive Officer and the independent directors and ensure that the independent directors are fully informed, able to discuss and debate the issues that they deem important, and able to provide effective oversight of management.

        The Board is committed to appointing a "lead independent director," or "Lead Director," as a matter of good corporate governance and believes that the selection of the Lead Director requires careful deliberation after sufficient time to ensure the selection of the right candidate. The Lead Director shall be an independent director consistent with criteria established by the NYSE, and will be selected on an annual basis by a majority of the independent directors then serving on the Board. The role of the Lead Director is to serve as liaison between (i) the Board and management, including the Chief Executive Officer, (ii) independent directors and (iii) interested third parties and the Board. The Lead Director serves as the focal point of communication to the Board regarding management plans and initiatives, and ensures that the role between board oversight and management operations is respected. The Lead Director also provides the medium for informal dialogue with and between independent directors, allowing for free and open communication within that group. In addition, the Lead Director serves as the communication conduit for third parties who wish to communicate with the Board. The Company's current Lead Director is Mr. John Rice.

        The Board intends to carefully consider its Board leadership structure from time to time based on what the Board believes is best for the Company and its stockholders.

  Executive Sessions of Non-Management and Independent Directors

        Pursuant to our Corporate Governance Guidelines and the NYSE rules, in order to promote open discussion among independent directors, our Board devotes a portion of each regularly scheduled Board meeting to executive sessions without management, and a portion of at least one of the regularly scheduled Board meetings each year to a session of only independent directors. See "—Director Independence" for a list of our independent directors.

  Communications with the Board

        Stockholders and other interested parties may communicate with the Board by contacting the Lead Director (i) by sending any correspondence they may have in writing to the "Lead Director" c/o the Chief Financial Officer of Walker & Dunlop, Inc., at 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814, who will then directly forward such correspondence to the Lead Director, or (ii) by e-mailing correspondence directly to the Lead Director at leaddirector@walkerdunlop.com. The Lead Director will decide what action should be taken with respect to the communication, including whether such communication should be reported to the Board.

  Board Meetings and Director Attendance

        Pursuant to our Corporate Governance Guidelines, (i) we are required to have at least four regularly scheduled Board meetings in each calendar year; and (ii) directors are expected to attend, in person or by telephone or video conference, all Board meetings and meetings of committees on which they serve. Our Board held two (2) scheduled Board meetings in 2010. All of our directors at the time attended all Board meetings and applicable committee meetings on which they served during 2010. The Company expects that directors will attend our annual meetings of stockholders.

  Criteria for Board Membership

        The Board has adopted a policy to be used for considering potential director candidates to further the Nominating and Corporate Governance Committee's goal of ensuring that our Board consists of a diversified group of qualified individuals that function effectively as a group. The policy provides that qualifications and credentials for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board. However, at a minimum, candidates for director must possess:

  •
  high integrity;

  •
  an ability to exercise sound judgment;

  •
  an ability to make independent analytical inquiries;

  •
  a willingness and ability to devote adequate time and resources to diligently perform Board duties; and

  •
  a reputation, both personal and professional, consistent with the image and reputation of the Company.

        In addition to the aforementioned minimum qualifications, the Nominating and Corporate Governance Committee also believes that there are other qualities and skills that, while not a prerequisite for nomination, should be taken into account when considering whether to recommend a particular person. These factors include:

  •
  diversity, age, background, skills and experience;

  •
  personal qualities and characteristics, accomplishments, and reputation in the business community;

  •
  knowledge and contacts in the communities in which the Company conducts business and in the Company's industry or other industries relevant to the Company's business;

  •
  ability and willingness to devote sufficient time to serve on the Board and committees of the Board;

  •
  knowledge and expertise in various areas deemed appropriate by the Board;

  •
  fit of the individual's skills, experience, and personality with those of other directors in maintaining an effective, collegial, and responsive Board;

  •
  whether the person's nomination and election would enable the Board to have a member that qualifies as an "audit committee financial expert" as such term is defined by the SEC; and

  •
  whether the person would qualify as an "independent" director under the NYSE's listing standards and our Corporate Governance Guidelines.

        Neither the Nominating and Corporate Governance Committee nor the Board has adopted a formal policy with respect to diversity of its directors. However, in connection with its overall director candidate review, the Nominating and Corporate Governance Committee does consider diversity of experience in areas that are relevant to the Company's activities. Directors must be willing and able to devote sufficient time to carrying out their duties effectively. The Nominating and Corporate Governance Committee takes into account the other demands on the time of a candidate, including, for example, occupation and memberships on other boards.

        The Nominating and Corporate Governance Committee will seek to identify director candidates based on input provided by a number of sources, including (i) Nominating and Corporate Governance Committee members, (ii) our stockholders and (ii) others as it deems appropriate. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in identifying qualified director candidates; however, we do not currently employ a search firm, or pay a fee to any other third party, to locate qualified director candidates.

        As part of the identification process, the Nominating and Corporate Governance Committee considers the number of expected director vacancies and whether existing directors have indicated a willingness to continue to serve as directors if re-nominated. Once a director candidate has been identified, the Nominating and Corporate Governance Committee will then evaluate this candidate in light of his or her qualifications and credentials, and any additional factors that it deems necessary or appropriate. Existing directors who are being considered for re-nomination will be re-evaluated as part of the Nominating and Corporate Governance Committee's process of recommending director candidates. The Nominating and Corporate Governance Committee will consider all persons recommended by stockholders in the same manner as all other director candidates, provided that such recommendations are submitted in accordance with the procedures set forth in our bylaws and summarized below.

        After completing the identification and evaluation process described above, the Nominating and Corporate Governance Committee will recommend to the Board the nomination of a number of candidates equal to the number of director vacancies that will exist at the annual meeting of stockholders. The Board will then select the Board's director nominees for stockholders to consider and vote upon at the stockholders' meeting.

  Stockholder Recommendations of Director Nominees

        For nominations for election to the Board to be properly brought before an annual meeting by a stockholder, the stockholder must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws. These notice provisions require that nominations for directors must be received by the Secretary at our principal executive offices (the "Stockholder Notice") not later than

5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, such Stockholder Notice to be timely must be so delivered not earlier than the 150th day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The Stockholder Notice must set forth:

  •
  as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) a description of all agreements, arrangements or understandings between such stockholder and such potential nominee (and any other person or persons), pursuant to which the nomination is made, and (B) all other information relating to such potential nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

  •
  as to the stockholder giving such Stockholder Notice, (A) the name and address of such stockholder, as they appear on the Company's books; (B) the class or series and number of shares of stock of the Company which are, directly or indirectly, owned beneficially and of record by such stockholder, including through general or limited partnerships, as of the date of the Stockholder Notice, and a representation that such stockholder will notify the Company in writing of such information as of the record date for the meeting; (C) a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into by such stockholder as of the date of the Stockholder Notice, the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder or any affiliates, and a representation that such stockholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting; (D) a representation that such stockholder intends to appear at the meeting in person or by proxy to make the nomination or propose the other business specified in such Stockholder Notice, as the case may be; and (E) a representation as to whether such stockholder intends, or is intended to be part of a group (within the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act) that intends, (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding shares of stock required to elect the proposed director nominee or to approve or adopt the other business proposal, and/or (ii) otherwise to solicit proxies from stockholders in support of such nominee or other business proposal.

        For purposes of the bulleted paragraphs above, references to "stockholder" include any beneficial owners on whose behalf the director nomination is made.

  Code of Ethics for Principal Executive Officer and Senior Financial Officers; Code of Business Conduct

        We have adopted a Code of Ethics for Principal Executive Officer and Senior Financial Officers, which is applicable to our Chief Executive Officer, Chief Financial Officer and all other senior financial officers. This code is intended to:

  •
  deter wrongdoing;

  •
  encourage honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  •
  promote full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company;

  •
  ensure compliance with applicable governmental laws, rules and regulations;

  •
  support the prompt internal reporting of violations of the Code of Ethics for Principal Executive Officer and Senior Financial Officers to the appropriate persons identified in the Code of Ethics for Principal Executive Officer and Senior Financial Officers; and

  •
  create accountability for adherence to the Code of Ethics for Principal Executive Officer and Senior Financial Officers.

        We have also adopted a Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees. This code covers areas of professional conduct, including honest and candid conduct, conflicts of interest, disclosure, compliance with all applicable laws, rules and regulations, corporate opportunities, confidentiality, fair dealing and the protection and proper use of Company assets.

        We have posted both our Code of Ethics for Principal Executive Officer and Senior Financial Officers and Code of Business Conduct and Ethics to our website and intend to promptly post any waiver or amendment of our Code of Ethics for Principal Executive Officer and Senior Financial Officers to our website.

        In addition to the Code of Ethics for Principal Executive Officer and Senior Financial Officers and Code of Business Conduct and Ethics, our Audit Committee has in place a whistleblower reporting procedure that enables it to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. The procedures in place permit our employees to confidentially and anonymously submit their concerns regarding questionable accounting or auditing matters directly to the Audit Committee. Upon receiving a concern or complaint pursuant to these procedures, the individual designated by our Chief Executive Officer as our compliance officer (currently, our General Counsel, Mr. Richard M. Lucas), or Audit Committee Chairperson, will:

  •
  determine whether the complaint or concern is an accounting complaint and, when possible, acknowledge receipt of the complaint or concern to the reporting person;

  •
  review the complaint in a manner determined by and with the oversight of the Audit Committee and with input from the compliance officer or such other persons, including any third party investigative parties, as the Audit Committee determines to be appropriate;

  •
  appoint one or more internal and/or external investigators to promptly and fully investigate such Accounting Complaints under the supervision of the compliance officer and, as may be appropriate, the Audit Committee;

  •
  provide the reporting person, to the extent possible and appropriate, the name and contact information for the investigator(s) assigned to the accounting complaint;

  •
  maintain confidentiality to the fullest extent possible, consistent with the need to conduct an adequate review;

  •
  coordinate with other Board committees and government authorities, as appropriate, to the extent that an accounting complaint relates to an ongoing government audit, inspection or investigation;

  •
  obtain advice and assistance from and retain, at the Company's expense, investigators, internal or outside legal counsel and other advisors, as may be appropriate; and

  •
  take prompt and appropriate corrective or remedial action when and as warranted in the judgment of the Audit Committee.

  Risk Oversight

        One of the important roles of our Board is to oversee various risks that we may face from time to time. While the full Board has primary responsibility for risk oversight, it utilizes its committees, as appropriate, to monitor and address the risks that may be within the scope of a particular committee's expertise or charter. For example, the Audit Committee oversees our financial statements, compliance with legal and regulatory requirements and the performance of our internal audit function. The Board believes that the composition of its committees, and the distribution of the particular expertise of each committee's members, makes this an appropriate structure to more effectively monitor these risks.

        An important feature of the Board's risk oversight function is to receive updates from its committees and management, as appropriate. For example, each year our Chief Financial Officer will work with the internal auditors to develop an audit plan designed to address key corporate governance controls and financial reporting and internal control risks. This plan will subsequently be reviewed by the Audit Committee, and the Chief Financial Officer will report the audit results to the committee on a quarterly basis, or more frequently as needed. In addition, our General Counsel meets regularly in executive session with the Chairperson of our Audit Committee and provides regular updates to the Audit Committee regarding material litigation and legal compliance matters. The Audit Committee (as well as the other committees of the Board) periodically updates the full Board as to matters discussed in its committee meetings and seeks input from the full Board as necessary and appropriate. In addition to getting direct information from its committees, the Board receives updates directly from members of management. In particular, Messrs. Smith and Walker, due to their management positions, are able to frequently communicate with other members of our management and update the Board regularly on the important aspects of the Company's day-to-day operations.

Board Committees

        The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. All members of the committees described below are "independent" under NYSE rules as discussed under "Board of Directors and Corporate Governance—Corporate Governance Information—Director Independence."

        The table below provides membership information for each of the Board committees as of April 15, 2011:

Name	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Alan J. Bowers	X				X	*
Mitchell M. Gaynor	X
Cynthia A. Hallenbeck	X	*†	X
John Rice			X	*	X
Dana L. Schmaltz			X		X

*
Committee Chairperson

†
Audit Committee Financial Expert

  Audit Committee

        Our Audit Committee consists of Alan J. Bowers, Mitchell M. Gaynor and Cynthia A. Hallenbeck, three of our independent directors, with Ms. Hallenbeck serving as our Chairperson. The Chairperson of our Audit Committee qualifies as an "audit committee financial expert" as that term is defined by the applicable SEC regulations and NYSE corporate governance listing standards. Our Board has also determined that each of the Audit Committee members is "financially literate" as that term is defined by the NYSE corporate governance listing standards. We have adopted an Audit Committee charter that details the principal functions of the Audit Committee, including oversight related to:

  •
  our accounting and financial reporting processes;

  •
  the integrity of our consolidated financial statements and financial reporting process;

  •
  our systems of disclosure controls and procedures and internal control over financial reporting;

  •
  our compliance with financial, legal and regulatory requirements;

  •
  the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

  •
  the performance of our internal audit function;

  •
  our overall risk profile; and

  •
  review and approval of any related party transactions.

        The Audit Committee is responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also prepares the Audit Committee report required by SEC regulations to be included in our annual proxy statement.

        Our Audit Committee charter and the corporate governance rules of the NYSE require that in the event a director simultaneously serves on the audit committee of more than three public companies, the Board must determine that such simultaneous service would not impair the ability of that member to effectively serve on our Audit Committee and disclose that determination. None of our Audit Committee members serves on the audit committees of more than three public companies (including our Audit Committee).

        Our initial public offering was completed in December 2010, and the Audit Committee began meeting in 2011.

  Compensation Committee

        Our Compensation Committee consists of Cynthia A. Hallenbeck, John Rice and Dana L. Schmaltz, three of our independent directors, with Mr. Rice serving as our Chairperson. We have adopted a Compensation Committee charter that details the principal functions of the Compensation Committee, including:

  •
  reviewing and approving on an annual basis the corporate goals and objectives relevant to our executive officers' compensation, evaluating our executive officers' performance in light of such goals and objectives and determining and approving the remuneration of our executive officers based on such evaluation;

  •
  reviewing and approving the compensation of our executive officers, subject to the terms and conditions of any pre-existing employment agreements;

  •
  reviewing and evaluating on an annual basis, the compensation for directors, including board committee retainers, meeting fees, equity based compensation and such other forms of compensation as the compensation committee may consider appropriate and recommend to the board, as appropriate, changes to such compensation;

  •
  reviewing our executive compensation policies and plans;

  •
  implementing and administering our incentive and equity-based compensation plans;

  •
  determining the number and terms of equity awards to be granted to our directors, executive officers and other employees pursuant to these plans;

  •
  assisting management in complying with our proxy statement and annual report disclosure requirements;

  •
  producing a report on executive compensation to be included in our annual proxy statement;

  •
  reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors; and

  •
  reviewing the company's policies and procedures with respect to risk assessment and risk management for compensating all employees, including non-executive officers, and reporting its findings to the Board.

        Pursuant to its charter, the Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee consisting of one or more members.

        The Board has established a special one-member committee of the Board (the "Non-Executive Equity Award Committee"), currently comprised of Mr. Walker, our Chairman, President & Chief Executive Officer, and delegated to that committee limited authority to grant equity awards to non-executive officers and non-director employees pursuant to the 2010 Equity Incentive Plan (the "Equity Incentive Plan"). Those grants may not exceed 20% of the shares of common stock reserved for issuance under the Equity Incentive Plan (currently 2,140,000 shares of common stock). The special one-member Non-Executive Equity Award Committee's authority does not in any way limit the Compensation Committee's authority to administer the Equity Incentive Plan.

        Under its charter, the Compensation Committee has authority to retain compensation consultants, outside counsel and other advisors that the Compensation Committee deems appropriate, in its sole discretion, to assist it in discharging its duties. The Compensation Committee engaged Towers Watson in March 2011 to act as its compensation consultant. The Compensation Committee has sole authority to terminate this engagement. Towers Watson's primary role in 2011, as requested by the Compensation Committee, is to evaluate director and executive compensation levels and programs and provide recommendations regarding executive compensation strategy, including a review of philosophy, comparative review of peer total direct compensation (i.e. base salary, short- and long-term incentives, mix of pay, as applicable), and insight related to potential enhancements and/or modifications.

        Our Compensation Committee considers the recommendations of Mr. Walker, our Chairman, President and Chief Executive Officer, regarding any Company and individual performance targets, assessments of executive performance and compensation levels generally for our named executive officers. Mr. Walker discusses his own individual performance with the Compensation Committee and makes recommendations regarding his own compensation, but the Compensation Committee makes the final determination in an executive session without Mr. Walker being present, as required by our Compensation Committee charter. Senior members of the human resources, finance and accounting departments may also provide input to the Compensation Committee.

        Our initial public offering was completed in December 2010, and the Compensation Committee began meeting in 2011.

  Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee consists of Alan J. Bowers, John Rice and Dana L. Schmaltz, three of our independent directors, with Mr. Bowers serving as our Chairperson. We have adopted a nominating and corporate governance committee charter that details the principal functions of the Nominating and Corporate Governance Committee, including:

  •
  identifying and recommending to the full Board qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;

  •
  developing and recommending to the Board of directors corporate governance guidelines and implementing and monitoring such guidelines;

  •
  overseeing the Board's compliance with financial, legal and regulatory requirements and its ethics program as set forth in the Company's Code of Business Conduct and Ethics and the Code of Ethics for Principal Executive Officer and Senior Financial Officers;

  •
  reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;

  •
  recommending to the Board nominees for each Board committee;

  •
  annually facilitating the assessment of the Board's performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE corporate governance listing standards; and

  •
  overseeing the Board's evaluation of management.

        Our initial public offering was completed in December 2010, and the Nominating and Corporate Governance Committee began meeting in 2011.

AUDIT RELATED MATTERS

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

        Our consolidated financial statements for the year ended December 31, 2010 have been audited by KPMG LLP, who served as our independent registered public accounting firm for the last fiscal year. The Audit Committee has appointed KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2011. We have been advised by KPMG LLP that representatives of KPMG LLP will be present at our 2011 annual meeting. These representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. Nevertheless, our Board is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of KPMG LLP, the Audit Committee may reconsider the appointment and may retain KPMG LLP or another accounting firm without resubmitting the matter to stockholders. Even if the stockholders ratify the appointment, the Audit Committee may select another firm if it determines such selection to be in our and our stockholders' best interest.

  Vote Required

        The ratification of the appointment of KPMG LLP requires the approval of a majority of the votes present at the meeting. Abstentions and broker non-votes will not count as votes cast for a proposal.

  Our Recommendation

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2011.

 Disclosure of KPMG LLP Fees for the Years Ended December 31, 2010

        The following summarizes the fees billed by KPMG LLP for services rendered during, or in connection with, our 2010 fiscal year:

2010
Audit Fees(1)	$1,148,264
Audit Related Fees(2)	175,220
Tax Fees(3)	15,000
All Other Fees	—

Total	$1,338,484

(1)
Audit Fees include fees for audit of our 2010 consolidated financial statements and audit services rendered in connection with our initial public offering registration statement on Form S-1.

(2)
Audit Related Fees include fees for our compliance audits, subsidiary fund audits and our employee benefit plan audits.

(3)
Tax Fees include fees for tax compliance.

        All services provided by KPMG LLP to us since we became a public company have been pre-approved by the Audit Committee, either pursuant to the Audit Committee's Audit and Non-Audit

Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm's independence from us.

Pre-Approval Policies and Procedures

        The Audit Committee's policy is to review and pre-approve either pursuant to the Audit Committee's Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of our independent registered public accounting firm to provide any audit or permissible non-audit service to the Company. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, which the Audit Committee will review and reassess periodically, a list of specific services within certain categories of services, including audit, audit-related, tax and other services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by us for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. Additionally, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its Chairperson to specifically pre-approve engagements for the performance of audit and permissible non-audit services, for which the estimated cost for each specified type of service shall not exceed $100,000. The Chairperson must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement, including:

  •
  the type of services covered by the engagement;

  •
  the dates the engagement is scheduled to commence and terminate;

  •
  the estimated fees payable by us pursuant to the engagement;

  •
  other material terms of the engagement; and

  •
  such other information as the Audit Committee may request.

Report of the Audit Committee

        The Audit Committee is currently comprised of Ms. Hallenbeck (Chairperson), and Messrs. Bowers and Gaynor. The members of the Audit Committee are appointed by and serve at the discretion of the Board.

        One of the Audit Committee's principal purposes is to assist the Board in overseeing the integrity of our financial statements. Our management team has the primary responsibility for our financial statements and the reporting process, including the system of internal control over financial reporting and disclosure controls and procedures. KPMG LLP, our independent registered public accounting firm, audits the annual financial statements prepared by management and expresses an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, or GAAP. In carrying out its responsibilities, the Audit Committee has reviewed and has discussed our audited consolidated financial statements for the year ended December 31, 2010 with our management and representatives of KPMG LLP. Management represented to the Audit Committee that our financial statements for the past year were prepared in accordance with GAAP.

        The Audit Committee also is responsible for assisting the Board in overseeing the qualification, independence and performance of our independent registered public accounting firm. The Audit Committee discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee has received both the written disclosures and the letter from KPMG LLP required by the Public Company Accounting Oversight Board Rule 3526 and

has discussed with KPMG LLP the independence of KPMG LLP from us. The Audit Committee also has considered whether the provision of any non-audit services, and any fees charged for such non-audit services, by KPMG LLP are compatible with maintaining the independence of KPMG LLP from us.

        Based on the reviews and discussions described above, the Audit Committee recommended to the Board that our audited consolidated financial statements for 2010 be included in our Annual Report on Form 10-K for the year ended December 31, 2010.

Respectfully submitted,
The Audit Committee of the Board of Directors Cynthia A. Hallenbeck (Chairperson) Alan J. Bowers Mitchell M. Gaynor

        The Audit Committee report above does not constitute "soliciting material" and will not be deemed "filed" or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

 EXECUTIVE OFFICERS

        The following table sets forth information concerning our executive officers as of April 15, 2011. Executive officers are elected by and serve at the discretion of our Board.

Name	Age	Title
William M. Walker	44	Chairman of the Board of Directors, President & Chief Executive Officer
Howard W. Smith, III	52	Executive Vice President, Chief Operating Officer and Director
Deborah A. Wilson	55	Executive Vice President, Chief Financial Officer and Treasurer
Richard C. Warner	56	Executive Vice President and Chief Credit Officer
Richard M. Lucas	45	Executive Vice President, General Counsel and Secretary

        Set forth below are descriptions of the backgrounds of each of our executive officers, other than Messrs. Walker and Smith, whose backgrounds and positions are described above (See "Board of Directors and Corporate Governance—Nominees for Election for a One-Year Term Expiring at the 2012 Annual Meeting").

        Deborah A. Wilson serves as our Executive Vice President, Chief Financial Officer and Treasurer. Ms. Wilson has been serving as the senior vice president and chief financial officer of Walker & Dunlop, LLC or its predecessors since July 2008. As Executive Vice President, Chief Financial Officer and Treasurer, Ms. Wilson is responsible for financial reporting, budgeting and accounting, servicing, loan sales, closing and delivery, and, together with the other members of our senior management team, the overall strategic financial direction of our Company. Prior to joining Walker & Dunlop, she served as vice president of counterparty risk at Fannie Mae from 2000 to 2008. From 1983 to 1989, she was a member of the financial services audit practice at KPMG LLP and she was a member of KPMG LLP's consulting practice from 1991 to 2000, where her last position was as a partner in the national mortgage banking and real estate consulting practice. At KPMG LLP, she focused on valuation, mergers & acquisitions, and productivity and profitability of commercial/multifamily mortgage banking companies. Ms. Wilson received her Bachelor of Arts in Accounting from Texas A&M University.

        Richard C. Warner serves as our Executive Vice President and Chief Credit Officer. Mr. Warner has been serving as a senior vice president and chief underwriter of Walker & Dunlop, LLC or its predecessors since September 2002. As Executive Vice President and Chief Credit Officer, Mr. Warner is responsible for our portfolio management department, which includes day-to-day management of our Asset Management and Underwriting groups. Prior to joining Walker & Dunlop, Mr. Warner held a number of leadership positions with Main America Capital and its successors, a company that originated commercial and multifamily loans nationwide. From 1994 to 1998, Mr. Warner was the president of Main America Capital; from 1998 to 2000, he was vice president of originations for RFC Commercial; and from 2000 to 2002, he was vice president and branch manager for GMAC Commercial Mortgage. In 1978, Mr. Warner started his career with Canada's Confederation Life Insurance Company, where he held a number of successive positions, ending as mortgage and real estate vice president in 1994. While with Confederation Life Insurance Company, Mr. Warner was a member of the Green Park Financial Board and Loan Committee from 1989 to 1994. Mr. Warner received his Bachelor of Arts in Urban Studies from McGill University.

        Richard M. Lucas serves as our Executive Vice President, General Counsel and Secretary. Mr. Lucas was a member of our Board from July to October 2010, when he joined the Company as Executive Vice President and General Counsel, and served as a board member of Walker & Dunlop, LLC since January 2010. Mr. Lucas joined Hilton Worldwide, Inc., a global hospitality company, in May 2008 as executive vice president, general counsel and corporate secretary and served as a member of Hilton's executive committee until his resignation in 2010. Prior to joining Hilton, Mr. Lucas was a partner at the law firm of Arnold & Porter LLP in Washington, D.C., where he was in private practice for 18 years. At Arnold & Porter, his practice focused on real estate transactions and litigation, primarily in the hospitality and senior living areas. From 2005 to 2008, Mr. Lucas also served as an adjunct faculty member at The George Washington University Law School, where he taught a course on real estate transactions. Mr. Lucas is also a member of the board of directors of the non-profit Juvenile Diabetes Research Foundation Capitol Chapter. Mr. Lucas received his Bachelor of Science in Business Administration from Georgetown University's McDonough School of Business and his Juris Doctor from Yale Law School.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

        We believe that the primary goals of executive compensation are to retain our existing executive team, provide incentives to grow the Company and increase the firm's value to stockholders, and attract new executives who will further enable the Company's growth through broadening our management talent. The compensation elements, amounts and target levels for our named executive officers as of December 31, 2010, consisting of William M. Walker, Howard W. Smith, III, Deborah A. Wilson, Richard C. Warner and Richard M. Lucas, were primarily determined by the Compensation Committee and were generally based upon the compensation philosophy and objectives described below. The following Compensation Discussion and Analysis describes and analyzes the Company's compensation decisions.

Elements of Compensation

        Our executive compensation consists of the following elements, each of which satisfies one of more of our alignment, performance and retention objectives:

  •
  Annual Base Salary.  Base salaries are designed to compensate our named executive officers at a fixed level of compensation that serves as core compensation for the industry knowledge, experience and management skills they apply every day. In determining base salaries, our Board of Directors considered and our Compensation Committee will consider each executive's role and responsibility, unique skills, future potential with our Company, salary levels for similar positions at comparable firms and internal pay considerations.

  •
  Cash Bonus.  Cash bonuses are designed to incentivize our named executive officers at a variable level of compensation that is "at risk," based on the performance of both the company and such individual. In connection with our cash bonus program, our Compensation Committee will determine annual and/or long-term performance criteria that change with the needs of our business. Our Compensation Committee will also decide whether the cash bonus will be paid based on the achievement of specific, pre-established financial and operational objectives with formulaic payouts or on the basis of a subjective review of performance with discretionary payouts. Our Compensation Committee targets awarding 100% of base salary in an annual performance bonus and historically awarded 100% of base salary as a long-term incentive bonus. This short- and long-term mix of cash compensation encouraged performance and alignment and provided a retention incentive for our named executive officers.

  •
  Equity Awards.  Equity is awarded pursuant to our Equity Incentive Plan. Equity awards are designed to serve as an incentive, reward our named executive officers for long-term stockholder value creation, and promote retention. In determining equity awards, our Compensation Committee may take into account the Company's overall financial performance.

  •
  Retirement Savings Opportunities.  All eligible employees are able to participate in a 401(k) Retirement Savings Plan, ("401(k) plan"). We provide this plan to help our employees save some amount of their cash compensation for retirement in a tax efficient manner. Under the 401(k) plan, employees are eligible to defer a portion of their salary, and we, at our discretion, may make a matching contribution. We currently do not provide an option for our employees to invest in our stock through the 401(k) plan.

  •
  Health and Welfare Benefits.  We provide to all eligible employees a competitive benefits package, which is expected to include health and welfare benefits, such as medical, dental, disability insurance, and life insurance benefits. The plans under which these benefits are offered do not discriminate in scope, terms or operation in favor of officers and are available to all eligible employees.

  •
  Perquisites and Other Benefits.  We currently do not provide perquisites and other benefits to our named executive officers with an aggregate value in excess of $10,000, because we believe that we can provide better incentives for desired performance with compensation in the forms described above. We recognize, however, that from time to time in the future, perquisites and other benefits may directly or indirectly serve our business purpose, for example, by helping to make our named executive officers more available to us and to maximize their time and attention.

Compensation Policies

        We do not currently have any formal policies regarding common stock ownership or the allocation of compensation between cash and non-cash components, but encourage our named executive officers to own and hold our common stock to ensure sustained alignment of their interests with those of stockholders. We have not adopted any policies with respect to long-term versus currently-paid compensation, but feel that both elements are necessary for achieving our compensation objectives. Currently paid compensation provides financial stability for each of our named executive officers and immediate reward for superior company and individual performance, while long-term compensation rewards achievement of strategic long-term objectives and contributes towards overall stockholder value.

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), generally limits the tax deductibility of compensation paid by a public company to its chief executive officer and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements. While we consider the impact of this and other tax rules when developing and implementing our executive compensation programs, we also believe that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m) or any other tax rule.

Role of Board of Directors and Management

        Prior to the formation of Walker & Dunlop, Inc., compensation determinations for our executive officers were made by the Board of Managers of Walker & Dunlop, LLC and Mr. Walker, as the president and chief executive officer of Walker & Dunlop, LLC. Following the formation of Walker & Dunlop, Inc. but prior to the completion of our initial public offering, compensation determinations for our executive officers were made by our then current Board of Directors. The Compensation Committee was formed and become responsible for overseeing our compensation program upon completion of the initial public offering.

        Our Compensation Committee considers the recommendations of Mr. Walker, our Chairman, President and Chief Executive Officer, regarding any Company and individual performance targets, assessments of executive performance and compensation levels generally for our named executive officers. Mr. Walker discusses his own individual performance with the Compensation Committee and makes recommendations regarding his own compensation, but the Compensation Committee makes the final determination in an executive session without Mr. Walker being present, as required by our Compensation Committee charter. Senior members of the human resources, finance and accounting departments may also provide input to the Compensation Committee.

 2010 Executive Officer Compensation

  Base Salary

        Based on our compensation philosophy, objectives and other considerations, the Board approved the following annual base salaries effective as of our initial public offering, for each of our named executive officers in 2010:

Name	Base Salary ($)
William M. Walker	$500,000
Howard W. Smith, III	$400,000
Deborah A. Wilson	$300,000
Richard C. Warner	$300,000
Richard M. Lucas	$250,000

  Discretionary Cash Bonus

        In March 2011, the Compensation Committee also awarded each named executive officer a discretionary cash bonus in respect of their service in 2010. In making the awards set forth below, the Compensation Committee considered the performance by the Company and each named executive officer in 2010, the need to provide competitive compensation for achievement of the Company's business goals and objectives, and the successful completion of the Company's initial public offering in December 2010:

Name	2010 Cash Bonus ($)
William M. Walker	$405,303
Howard W. Smith, III	$428,977
Deborah A. Wilson	$301,714
Richard C. Warner	$252,652
Richard M. Lucas	$32,197	(1)

(1)
Mr. Lucas joined the Company as Executive Vice President and General Counsel in November 2010.

        In particular, the Compensation Committee noted the following:

  •
  Mr. Walker led the Company's successful initial public offering, managed the 2010 budget to exceed targets and effectively oversaw portfolio asset management and mitigated losses during a challenging year;

  •
  Mr. Smith exceeded loan origination targets, further defined the Company's sales operations' structure and supported the initial public offering process;

  •
  Ms. Wilson outsourced the back-office function of Servicing, expanded our warehouse facilities, oversaw the closing of a record number of loans, managed significant parts of the initial public offering process, provided support for the Board and successfully expanded and lead the Company's accounting department;

  •
  Mr. Warner successfully mitigated losses and refined processes to avoid future losses during a difficult asset management year, and oversaw record underwriting volumes, resulting in well structured new loans; and

  •
  Mr. Lucas supported the Company's initial public offering and quickly contributed to the Company's legal affairs.

  2010 Long-Term Incentive Plan

        In addition, each named executive officer who was employed as of January 1, 2010 by Walker & Dunlop, LLC was eligible to participate in our Long-Term Incentive Plan for 2010 (the "2010 Long-Term Incentive Plan"). Pursuant to the 2010 Long-Term Incentive Plan, an amount equal to up to 15% of our annualized base payroll as of January 2010 (the "Base Bonus Pool Amount") is made available as a bonus pool for payment of cash bonuses to eligible employees, including our named executive officers. Pursuant to the 2010 Long-Term Incentive Plan, the bonus pool is established following completion of the 2010 fiscal year at (i) 100% of the Base Bonus Pool Amount if the adjusted GAAP income of Walker & Dunlop, LLC ("AGI") meets or exceeds $40.40 million ("2010 Target AGI"), (ii) 50% if AGI is 90% or more but less than 100% of 2010 Target AGI, and (iii) 25% if AGI is 80% or more but less than 90% of 2010 Target AGI. Each of our named executive officers earns a cash incentive award equal to his or her target amount, as set forth below (the "Target Cash Incentive Award"), multiplied by the percentage of the bonus pool established:

Name	Target Cash Incentive Award
William M. Walker	$360,000
Howard W. Smith, III	$292,500
Deborah A. Wilson	$225,000
Richard C. Warner	$225,000
Richard M. Lucas	N/A	(1)

(1)
Mr. Lucas joined the Company as Executive Vice President and General Counsel in November 2010. Accordingly, Mr. Lucas did not participate in the 2010 Long-Term Incentive Plan.

        In addition, our 2010 Long-Term Incentive Plan allows for an amount equal to up to 10% of the amount by which AGI exceeds 2010 Target AGI (the "Additional Bonus Pool Amount") to be made available for the bonus pool. These additional amounts may be allocated among employees at the discretion of the Chairman, President and CEO, subject to approval of the Compensation Committee.

        Amounts available as part of the bonus pool are paid out over time, subject to each participant remaining an employee in good standing and the Company's achievement of additional earnings targets as follows:

Date	Payment Amount (as a % of bonus pool)	Earnings Target
6 months after end of 2010	20%	None
18 months after end of 2010	30%	2011 AGI must meet or exceed 2010 Target AGI
30 months after end of 2010	50%	2012 AGI must meet or exceed 2010 Target AGI

        We adopted our 2010 Long-Term Incentive Plan because we believe it creates strong incentives for our named executive officers and other employees to perform at a high level individually and contribute towards the Company's overall performance. We also believe the plan provides appropriate incentives for long-term, and not just short-term, performance, and serves as a retention tool.

        In 2010, AGI was $42.94 million, which exceeded 2010 Target AGI by $2.54 million. Accordingly, 100% of the Base Bonus Pool Amount (or $1.9 million) was made available for the bonus pool, and each of the named executive officers was awarded 100% of his or her Target Cash Incentive Award. In addition, the Compensation Committee determined that the Additional Bonus Pool Amount (or $254,000) would be made available for the bonus pool, and each of the named executive officers was awarded an additional cash incentive award (the "Additional Cash Incentive Award") in the following amounts: $70,000 to Mr. Walker, $37,500 to Mr. Smith, $25,000 to Ms. Wilson and $25,000 to Mr. Warner. These bonuses reflect extraordinary performance in 2010, particularly in connection with the Company's initial public offering. Of these amounts, 20% will be paid in June 2011, and the remaining 80% may be paid over the next two years contingent upon the Company's performance in 2011 and 2012 as described above.

  Equity Awards

        Concurrently with the closing of our initial public offering in December 2010, the Compensation Committee granted our named executive officers 183,335 shares of restricted stock, vesting ratably on each anniversary date of grant over a three-year period, conditioned upon continued employment, to recognize such individuals' efforts on our behalf in connection with our formation transactions and initial public offering, to ensure their alignment with our stockholder's interests and to provide a retention element to their compensation. The individual grants are set forth below:

Name	Restricted Stock
William M. Walker	50,000
Howard W. Smith, III	40,000
Deborah A. Wilson	33,334
Richard C. Warner	33,334
Richard M. Lucas	26,667

  Employment Agreements

        The compensation packages described above reflected, in part, the employment agreements that we entered into with each of our named executive officers. The employment agreements with our named executive officers also include severance provisions. See "—Employment Agreements" and "—Potential Payments Upon Termination" for a description of specific terms.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

        The following table sets forth the compensation paid to or earned by our named executive officers in their capacities as executive officers of Walker & Dunlop, LLC or Walker & Dunlop, Inc. during 2010:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(4)	Total ($)
William M. Walker	2010	$405,303	$405,303	$495,500	$430,000	$4,500	$1,740,606
Chairman, President and Chief Executive Officer	2009	$300,000	$400,000	—	$402,831	$4,500	$1,107,331
Howard W. Smith, III	2010	$328,977	$428,977	$396,400	$330,000	$4,500	$1,488,854
Executive Vice President, Chief Operating Officer, and Director	2009	$250,000	$325,000	—	$402,831	$4,500	$982,331
Deborah A. Wilson	2010	$252,652	$301,714	$330,340	$250,000	$4,500	$1,139,206
Executive Vice President, Chief Financial Officer and Treasurer	2009	$250,000	$212,500	—	$193,359	$4,500	$660,359
Richard C. Warner	2010	$252,652	$252,652	$330,340	$250,000	$4,500	$1,090,144
Executive Vice President and Chief Credit Officer	2009	$205,000	$250,000	—	$193,359	$4,500	$652,859
Richard M. Lucas(3)	2010	$32,197	$32,197	$264,270	N/A	N/A	$328,664
Executive Vice President, General Counsel and Secretary	2009	N/A	N/A	N/A	N/A	N/A	N/A

(1)
Amounts shown in this column represent the grant date fair value of shares of restricted common stock computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in this column, see note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(2)
Amounts shown in this column for 2010 represent Target Cash Incentive Awards and Additional Cash Incentive Awards under the 2010 Long-Term Incentive Plan, 20% of which will be paid in June 2011, and the remaining 80% of which may be paid over the next two years contingent upon the Company's performance in 2011 and 2012. Amounts shown in this column for 2009 represent cash Deferred Bonus awards under the 2009 Incentive Deferred Bonus Compensation Agreement, 100% of which will be paid if aggregate adjusted net income exceeds targeted adjusted net income for years 2009 through 2011. See "—Narrative Disclosures to Summary Compensation and Grants and Plan-Based Awards Tables."

(3)
Mr. Lucas joined the Company as Executive Vice President and General Counsel in November 2010. Accordingly, Mr. Lucas did not participate in the 2010 Long-Term Incentive Plan or the Company's 401(k) plan in 2010.

(4)
Represents the Company's contribution to the executive's 401(k) plan.

 2010 Grants of Plan-Based Awards

					All Other Stock Awards Number of Shares of Stock (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Estimated Possible Payments Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
William M. Walker	12/20/2010	$90,000	$360,000	—	50,000	$495,500
Howard W. Smith, III	12/20/2010	$73,125	$292,500	—	40,000	$396,400
Deborah A. Wilson	12/20/2010	$56,250	$225,000	—	33,334	$330,340
Richard C. Warner	12/20/2010	$56,250	$225,000	—	33,334	$330,340
Richard M. Lucas	12/20/2010	—	—	—	26,667	$264,270

(1)
See "—Narrative Disclosures to Summary Compensation and Grants and Plan-Based Awards Tables."

(2)
Amounts shown in this column represent the grant date fair value of shares of restricted common stock computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in this column, see note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

Narrative Disclosures to Summary Compensation and Grants of Plan-Based Awards Tables

  2010 Long-Term Incentive Plan

        Pursuant to the 2010 Long-Term Incentive Plan, a bonus pool is established following completion of the 2010 fiscal year at (i) 100% of the Base Bonus Pool Amount if AGI meets or exceeds 2010 Target AGI, (ii) 50% if AGI is 90% or more but less than 100% of 2010 Target AGI, and (iii) 25% if AGI is 80% or more but less than 90% of 2010 Target AGI. Each of our named executive officers earns a cash incentive award equal to his or her Target Cash Incentive Amount multiplied by the percentage of the bonus pool established. The amounts in the "Threshold" column of the 2010 Grants of Plan-Based Awards table reflect amounts that would have been awarded had the bonus pool been established at 25% of the Base Bonus Pool Amount, and the amounts in the "Target" column of the 2010 Grants of Plan-Based Awards table reflect amounts awarded as a result of the bonus pool being established at 100% of the Base Bonus Pool Amount. At the time the 2010 Long-Term Incentive Plan was adopted, no amounts were determinable for the "Maximum" column of the 2010 Grants of Plan-Based Awards table.

        In 2010, AGI was $42.94 million, which exceeded 2010 Target AGI by $2.54 million, and as a result, each named executive officer was awarded the Target Cash Incentive Award and the Additional Cash Incentive Award, as shown in the 2010 "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table. These amounts will be paid out over time in accordance with the following: 20% will be paid out in June 2011, 30% will be paid out in June 2012 if 2011 AGI meets or exceeds 2010 Target AGI, and 50% will be paid out in June 2013 if 2012 AGI meets or exceeds 2010 Target AGI.

        Mr. Lucas joined the company as Executive Vice President and General Counsel in November 2010. Accordingly, Mr. Lucas did not participate in the 2010 Long-Term Incentive Plan.

  2009 Incentive Deferred Bonus Compensation Agreement

        The 2009 "Non-Equity Incentive Plan Compensation" amounts in the Summary Compensation Table represent the incentive cash bonus amounts that the named executive officers are eligible to receive for 2009, in accordance with the incentive deferred bonus compensation agreements that

Walker & Dunlop, LLC entered into with each of the named executive officers in April 2009. Named executive officers will receive these amounts only if our aggregate adjusted net income for years 2009 through 2011 exceeds targeted aggregate adjusted net income for years 2009 through 2011. Otherwise, named executive officers will receive no incentive bonus for 2009.

Employment Agreements

        On October 27, 2010, we entered into employment agreements with each of our named executive officers. Our employment agreements provide for the following:

  •
  For William M. Walker, a base salary of $500,000, a target bonus of $500,000, with the actual bonus payment to be determined by the Compensation Committee, and eligibility for grants of equity.

  •
  For Howard W. Smith, a base salary of $400,000, a target bonus of $400,000, with the actual bonus payment to be determined by the Compensation Committee, and eligibility for grants of equity.

  •
  For Deborah A. Wilson, a base salary of $300,000, a target bonus of $300,000, with the actual bonus payment to be determined by the Compensation Committee, and eligibility for grants of equity.

  •
  For Richard C. Warner, a base salary of $300,000, a target bonus of $300,000, with the actual bonus payment to be determined by the Compensation Committee, and eligibility for grants of equity.

  •
  For Richard M. Lucas, a base salary of $250,000, a target bonus of $250,000, with the actual bonus payment to be determined by the Compensation Committee, and eligibility for grants of equity.

        Each agreement has an initial term of three years, to be extended for an additional year on each anniversary date of the agreement, unless either party gives 60 days' prior notice that the term will not be extended.

        Regardless of the reason for any termination of employment, each named executive officer is entitled to receive the following benefits upon termination: (a) payment of any unpaid portion of such executive's base salary through the effective date of termination, (b) reimbursement for any outstanding reasonable business expense, (c) continued insurance benefits to the extent required by law, (d) payment of any vested but unpaid rights as may be required independent of the employment agreement, and (e) except in the case of termination by the company for cause, any bonus or incentive compensation that had been accrued through the effective date of termination but not paid, provided, however, that in the event of a termination without cause, a resignation for good reason or retirement, a pro rata incentive compensation will be paid only to the extent performance goals for the year are achieved.

        In addition to the benefits described above in subparagraphs (a) - (e), each named executive officer is entitled to receive a severance payment if we terminate his or her employment without cause or the executive resigns for good reason. The severance payment is equal to (i) continued payment by the company of the executive's base salary, as in effect as of the executive's last day of employment, for a period of 12 months, (ii) continued payment for life and health insurance coverage for 12 months, to the same extent the company paid for such coverage immediately prior to termination, (iii) two times the average annual bonus earned by the executive over the preceding two years (or if the executive has not been employed for two years, payments equal to two times the target bonus for the year of termination), and (iv) vesting as of the last day of employment in any unvested portion of any options and restricted stock previously issued to the executive. The foregoing benefits are conditioned upon the executive's execution of a general release of claims and compliance with the terms of the employment agreement.

        If the named executive officer's employment terminates due to death or disability, in addition to the benefits described above in subparagraphs (a) - (e), the executive's estate is entitled to receive (i) vesting as of the last day of employment in any unvested portion of any options and restricted stock previously issued to the executive and (ii) payment of the pro rata share of any performance bonus to which such executive would have been entitled for the year of death.

        If the named executive officer's employment terminates due to retirement, in addition to the benefits described above in subparagraphs (a) - (e), the executive is entitled to receive vesting as of the last day of employment in any unvested portion of any options and restricted stock previously issued to the executive.

        Each employment agreement contains customary non-competition and non-solicitation covenants that apply during the term and for up to 12 months after the term of each executive's employment with us.

Outstanding Equity
Awards at Fiscal Year-End 2010

Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
William M. Walker	50,000	$504,500
Howard W. Smith, III	40,000	$403,600
Deborah A. Wilson	33,334	$336,340
Richard C. Warner	33,334	$336,340
Richard M. Lucas	26,667	$269,070

(1)
These shares of restricted stock were granted pursuant to our Equity Incentive Plan concurrently with the closing of our initial public offering on December 20, 2010 to Ms. Wilson and Messrs. Walker, Smith, Warner and Lucas and begin vesting ratably on each anniversary date of grant over a three-year period, conditioned upon continued employment.

(2)
Based on the closing stock price of our common stock on December 31, 2010 of $10.09 per share.

Potential Payments Upon Termination

        The compensation payable to our named executive officers upon voluntary termination for good reason, involuntary termination without cause and termination in the event of permanent disability, death or retirement of the executive is described above under "Narrative Disclosures to Summary Compensation and Grants of Plan-Based Awards Tables—Employment Agreements."

        The table below summarizes the potential cash payments and estimated equivalent cash value of benefits that will be generally owed to our named executive officers under the terms of their employment agreements described above upon termination of those agreements under various scenarios as of December 31, 2010. Amounts shown do not include (a) payment of any unpaid portion of such executive's base salary through the effective date of termination, (b) reimbursement for any outstanding reasonable business expense, (c) continued insurance benefits to the extent required by law, (d) payment of any vested but unpaid rights as may be required independent of the employment agreement, and (e) any bonus or incentive compensation that had been accrued through the effective date of termination but not paid.

Executive Officer	Benefit	Non- Renewal by Company(1)		Without Cause/ For Good Reason(2)		Death		Disability(3)		Retirement(4)
William M. Walker	Cash	$1,305,303	(5)	$1,305,303	(5)	N/A		N/A		N/A
	Continued Life and Health	$15,201	(6)	$15,201	(6)	N/A		N/A		N/A
	Equity Acceleration	$504,500	(7)	$504,500	(7)	$504,500	(7)	$504,500	(7)	$504,500	(7)
	Total	$1,825,004		$1,825,004		$504,500		$504,500		$504,500
Howard W. Smith, III	Cash	$1,153,977	(5)	$1,153,977	(5)	N/A		N/A		N/A
	Continued Life and Health	$15,329	(6)	$15,329	(6)	N/A		N/A		N/A
	Equity Acceleration	$403,600	(7)	$403,600	(7)	$403,600	(7)	$403,600	(7)	$403,600	(7)
	Total	$1,572,906		$1,572,906		$403,600		$403,600		$403,600
Deborah A. Wilson	Cash	$814,214	(5)	$814,214	(5)	N/A		N/A		N/A
	Continued Life and Health	$72	(6)	$72	(6)	N/A		N/A		N/A
	Equity Acceleration	$336,340	(7)	$336,340	(7)	$336,340	(7)	$336,340	(7)	$336,340	(7)
	Total	$1,150,626		$1,150,626		$336,340		$336,340		$336,340
Richard C. Warner	Cash	$802,652	(5)	$802,652	(5)	N/A		N/A		N/A
	Continued Life and Health	$72	(6)	72	(6)	N/A		N/A		N/A
	Equity Acceleration	$336,340	(7)	$336,340	(7)	$336,340	(7)	$336,340	(7)	$336,340	(7)
	Total	$1,139,064		$1,139,064		$336,340		$336,340		$336,340
Richard M. Lucas	Cash	$750,000	(5)	$750,000	(5)	N/A		N/A		N/A
	Continued Life and Health	$10,706	(6)	$10,706	(6)	N/A		N/A		N/A
	Equity Acceleration	$269,070	(7)	$269,070	(7)	$269,070	(7)	$269,070	(7)	$269,070	(7)
	Total	$1,029,776		$1,029,776		$269,070		$269,070		$269,070

(1)
This column describes the payments and benefits that become payable if the company elects not to renew the employment agreement.

(2)
The term "cause" means any of the following, subject to any applicable cure provisions: (i) the conviction of the executive of, or the entry of a plea of guilty or nolo contendere by the executive to, any felony; (ii) fraud, misappropriation or embezzlement by the executive; (iii) the executive's willful failure or gross negligence in the performance of his assigned duties for the company; (iv) the executive's breach of any of his fiduciary duties to the company; (v) a material violation of a material company policy; or (vi) the material breach by the executive of any material term of the employment agreement.

The term "good reason" means any of the following, subject to any applicable cure provisions, without the executive's consent: (i) the assignment to the executive of substantial duties or responsibilities inconsistent with the executive's position at the company, or any other action by the company which results in a substantial diminution of the executive's duties or responsibilities; (ii) a requirement that the executive work principally from a location that is 20 miles further from the executive's residence than the company's address on the effective date of the executive's employment agreement; (iii) a 10% or greater reduction in the executive's aggregate base salary and other compensation (including the target bonus amount and retirement plan, welfare plans and fringe benefits) taken as a whole, excluding any reductions caused by the failure to achieve performance targets; or (iv) any material breach by the company of the employment agreement.

(3)
The term "disability" means such physical or mental impairment as would render the executive unable to perform each of the essential duties of the executive's position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months.

(4)
The term "retirement" means the point at which the executive has reached the age of 65 and has decided to exit the workforce completely. For purposes of the amounts disclosed in this table, we have assumed that each named executive officer has reached the retirement age of 65, regardless of their actual age.

(5)
Cash amounts represent the sum of the following: (i) the executive's 2010 base salary at December 31, 2010, to be paid in approximately equal installments on the company's regularly scheduled payroll dates, subject to payroll deductions and withholdings, and (ii) two times the average annual bonus earned by the executive for 2009 and 2010, assuming all performance targets have been met for 2010 (or in the case of Mr. Lucas, two times the target bonus for 2010), half of such amount to be paid within 60 days of the end of the fiscal year of termination and the remaining half to be paid at the end of the 12-month non-compete period.

(6)
Represents the value of life and health benefits paid by the company for 12 months.

(7)
The amounts represent the value of accelerated restricted stock granted to the executives concurrent with the completion of our initial public offering in December 2010. The market value was calculated using the closing price of $10.09 per share on December 31, 2010.

Director Compensation

        The following table sets forth 2010 compensation for each director who was a member of the Board of Directors of Walker & Dunlop, Inc. in 2010.

2010 Director Compensation

Name and Principal Position	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
William M. Walker	N/A	N/A	N/A
Howard W. Smith, III	N/A	N/A	N/A
John Rice	$30,000	$19,820	$49,820
Alan J. Bowers	$30,000	$19,820	$49,820
Cynthia A. Hallenbeck	$30,000	$19,820	$49,820
Mitchell M. Gaynor	$30,000	$19,820	$49,820
Dana L. Schmaltz	$30,000	$19,820	$49,820
Edmund F. Taylor	$30,000	$19,820	$49,820

(1)
Amounts shown in this column include the grant date fair value of restricted common stock computed in accordance with FASB ASC Topic 718.

        Each non-employee director receives an annual base fee for his or her services of $30,000, and an annual award of $30,000 of shares of restricted stock, which vests on the one-year anniversary of the date of grant, subject to the director's continued service on our Board. In addition, each non-employee director who serves on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receives an annual cash retainer of $2,500 for each committee on which he or she serves, and the chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will receive an additional annual cash retainer of $10,000, $5,000 and $5,000, respectively. We also reimburse each of our directors for their travel expenses incurred in connection with their attendance at full Board and committee meetings.

        In 2010, concurrently with the closing of our initial public offering, we granted 2,000 shares of restricted stock to each of our non-employee directors, Messrs. Bowers, Gaynor, Rice, Schmaltz and Taylor, and Ms. Hallenbeck, pursuant to our Equity Incentive Plan. These awards of restricted stock will vest on the one-year anniversary of the date of grant.

        Any director compensation payable to Mr. Taylor is paid to Credit Suisse Securities (USA) LLC, or an affiliate thereof, for so long as he remains an employee thereof.

Equity Compensation Plan Information

        The table below sets forth information as of the end of our 2010 fiscal year for (i) all equity compensation plans approved by our shareholders and (ii) all equity compensation plans not approved by our shareholders. See note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 for a description of our equity compensation plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders(1)	465,761	(2)	N/A	1,674,239
Equity compensation plans not approved by security holders	—		—	—

Total	465,761	(2)	N/A	1,674,239

(1)
The Equity Incentive Plan was approved by our stockholders on November 29, 2010.

(2)
Represents shares of restricted stock.

Compensation Committee Interlocks and Insider Participation

        Our Compensation Committee currently consists of Cynthia Hallenbeck, John Rice (Chairperson) and Dana Schmaltz. None of our current committee members is or was an officer or employee, or former officer or employee, of ours. No interlocking relationship exists or existed between members of the Compensation Committee or the Board, and the board of directors or compensation or similar committees of any other company.

Compensation Policies and Practices as they Relate to Risk Management

        The Compensation Committee oversaw the performance of a risk assessment of our employee compensation programs to ascertain any potential material risks that may be created by the program. The Compensation Committee considered the findings of the internal assessment and concluded that the Company's employee compensation programs do not pose any material risks. With respect to executive compensation programs, the Compensation Committee determined that they are well-balanced between short-term and long-term incentives, take into account both qualitative and quantitative performance factors, reflect an appropriate mix of compensative instruments, are well-aligned with stockholder interests and do not encourage executives to take unnecessary or excessive risks. With the assistance of Towers Watson, the Compensation Committee is continuing to review all of the Company's executive compensation programs.

 Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on such review and discussion, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, and the Board of Directors has approved that recommendation.

Respectfully submitted,
The Compensation Committee of the Board of Directors
John Rice (Chairperson) Cynthia Hallenbeck Dana Schmaltz

        The Compensation Committee report above does not constitute "soliciting material" and will not be deemed "filed" or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

Proposal 3: Advisory Vote on Executive Compensation

        We are presenting this proposal, commonly known as a "say-on-pay" proposal pursuant to Section 14A of the Exchange Act, to provide stockholders the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as described in this proxy statement.

        We believe our executive compensation policies and procedures are centered on pay-for-performance principles and are closely aligned with the long-term interests of our stockholders. As described under the heading "Compensation Discussion and Analysis," our executive compensation program is designed to attract and retain outstanding executives, to reward them for superior performance and to ensure that compensation provided to them remains competitive. We seek to align the interests of our executives and stockholders by tying compensation to the achievement of key operating objectives that we believe enhance stockholder value over the long term and by encouraging executive share ownership so that a portion of each executive's compensation is tied directly to stockholder value.

        For these reasons, we are asking our stockholders to vote "FOR" the following resolution:

        "RESOLVED, that the stockholders hereby approve the compensation of the Company's named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative executive compensation disclosure contained in this proxy statement."

        While the vote on this resolution is advisory in nature and therefore will not bind us to take any particular action, our Compensation Committee and Board intend to carefully consider the stockholder vote resulting from the proposal in making future decisions regarding the compensation of our named executive officers.

  Vote Required

        The affirmative vote of a majority of the votes cast at the annual meeting with respect to the matter is required to endorse (on a non-binding advisory basis) the compensation of the Company's named executive officers. For purposes of the vote on this proposal, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

  Our Recommendation

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL.

 Proposal 4: Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation

        We are presenting this proposal to provide stockholders the opportunity to cast a non-binding advisory vote on how frequently a "say-on-pay" proposal (similar to Proposal Three) should be included in our proxy statement. As a stockholder, you may vote for one of the following choices, as indicated on the proxy card: to hold the advisory vote on executive compensation every one, two or three years, or to abstain from voting.

        After careful consideration of this proposal, our Board has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for the Company for the reasons set forth below:

  •
  A triennial advisory vote is consistent with the long-term objectives of our compensation program. The Compensation Committee made equity grants that vest over a three-year period to our named executive officers, in part, to better align their interests with stockholder interests and motivate them toward superior future performance. We believe that a three-year vesting period encourages performance that is oriented towards long-term achievements and growth. We note also that our 2010 Long-Term Incentive Plan provides for cash incentives based on multi-year performance criteria.

  •
  We are concerned that an annual advisory vote on executive compensation could lead to a near-term perspective inappropriately bearing on our executive compensation programs.

  •
  A triennial advisory vote would provide sufficient time for the Board of Directors and our Compensation Committee to implement effective compensation programs, and necessary time to evaluate the impact of any new programs or changes. Given our recent initial public offering, we are still in the process of fully implementing our compensation strategy. Similarly, a triennial advisory vote would provide stockholders an opportunity to thoughtfully evaluate the effects of our compensation program and any changes implemented over the prior three years.

  •
  We believe that our compensation program does not encourage executives to take excessive risks or pose any significant risks that might be of concern to our stockholders.

  •
  A triennial vote would minimize unnecessary administrative costs.

        The Board of Directors and the Compensation Committee encourage our stockholders to evaluate our executive compensation programs over a multi-year horizon to more fully and accurately assess their impact and effectiveness.

        We note that because the advisory vote on executive compensation occurs after we have already implemented our executive compensation programs for the current year, and because the different elements of compensation are designed to operate in an integrated manner and to complement one another, we expect that in certain cases it may not be appropriate or feasible to fully address and respond to any one year's advisory vote on executive compensation by the time of the following year's annual meeting of stockholders.

        The Board of Directors and Compensation Committee are aware of and took into account views in support of conducting an annual advisory vote on executive compensation. We expect that some stockholders believe that annual advisory votes will enhance or reinforce accountability. However, we are committed to engaging in direct discussions with investors about our executive compensation and remain open to suggestions from our stockholders. Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our stockholders to communicate with us regarding their views on the Company's executive compensation programs.

        As described in the "Compensation Discussion and Analysis" section above, our executive officer compensation is designed with a focus on long-term shareholder value creation. Key elements of the program include performance measures that require creation of shareholder value across economic cycles, long-term orientation of the pay mix to reward the disciplined long-term investments that are fundamental to our business model, and substantial linkage to long-term stock performance. The Board of Directors intends that the program be responsive to shareholder interests, but is concerned that annual votes on the program could foster a short-term focus and undermine some of the program's most thoughtful features.

        Finally, although we believe that holding an advisory vote on executive compensation every three years will reflect the right balance of considerations in the normal course, we will reassess that view if there are material changes in our compensation programs or other circumstances.

        While this vote is advisory in nature and therefore will not bind us to adopt any particular frequency, our Board of Directors and Compensation Committee intend to carefully consider the stockholder vote resulting from the proposal and to continue to evaluate the options for how frequently we hold "say-on-pay" votes.

  Vote Required

        Stockholders are not voting to approve or disapprove the recommendation of our Board that the non-binding advisory vote on the compensation of our named executive officers be held every three years. The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected (on a non-binding advisory basis) by the stockholders. For purposes of this proposal, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

  Our Recommendation

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE "3 YEARS" ALTERNATIVE SET OUT IN THE PROXY CARD.

 VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of April 15, 2011, certain information regarding the beneficial ownership information of our common stock by:

  •
  each person known to us to be the beneficial owner of more than 5% of our common stock;

  •
  each named executive officer;

  •
  each of our directors; and

  •
  all of our executive officers and directors as a group.

        Beneficial ownership is determined according to the rules of the SEC, and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security. Each director, officer or 5% or more stockholder, as the case may be, furnished us with information with respect to beneficial ownership. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply. We have based our calculations of the percentage of beneficial ownership on 22,196,755 shares of common stock outstanding as of April 15, 2011.

        Unless otherwise noted below, the address of the persons and entities listed on the table is c/o Walker & Dunlop, Inc., 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814.

Beneficial Owner	Shares of Common Stock Beneficially Owned	% of Shares of Common Stock Beneficially Owned
5% Stockholders:
Credit Suisse AG(1)	5,289,937	23.8
Mallory Walker(2)	2,189,307	9.9
Federated Investors, Inc.	1,500,000	6.8
Voting Shares Irrevocable Trust
John F. Donahue
Rhodora J. Donahue
J. Christopher Donahue(3)
Directors and Named Executive Officers:
William M. Walker(4)	1,971,897	8.9
Howard W. Smith(5)	1,427,131	6.4
Deborah A. Wilson(6)	121,743	*
Richard C. Warner(7)	137,481	*
Richard M. Lucas(8)	76,596	*
Mitchell M. Gaynor(9)	5,000	*
John Rice(9)	3,000	*
Edmund F. Taylor(9)	2,000	*
Alan J. Bowers(9)	6,000	*
Cynthia A. Hallenbeck(9)	3,500	*
Dana L. Schmaltz(9)	2,000	*
Executive Officers and Directors as a group (11 persons)	3,756,348	16.9

*
Less than 1%.

(1)
Based solely on the information provided in the Schedule 13G filed on February 15, 2011 by Credit Suisse AG ("Credit Suisse"). Credit Suisse is the beneficial owner of 5,289,937 shares of common stock and has shared voting and dispositive power with respect to 5,289,937 shares of such common stock. The Company has agreed to nominate one designee of Column, a subsidiary of Credit Suisse, currently Edmund Taylor, for election as director at its 2011 annual meeting of stockholders. William Walker, the Company's Chairman, President and Chief Executive Officer, and Mallory Walker have agreed to vote the shares of common stock owned by them for the designee of Column Guaranteed LLC at the 2011 annual meeting of stockholders. The business address of Credit Suisse is Uetlibergstrasse 31, P.O. Box 900, CH-8070, Zurich, Switzerland.

(2)
Based solely on the information provided in the Schedule 13D filed on December 28, 2010 by Mr. Mallory Walker. Mallory Walker is the beneficial owner of 2,189,307 shares of common stock and has sole voting and dispositive power with respect to 2,189,307 shares of such common stock. Concurrently with the closing of the Company's initial public offering on December 20, 2010, the Company completed its formation transactions. In connection with the formation transactions, Mallory Walker and certain other individuals and entities who owned direct and indirect equity interests in Walker & Dunlop, LLC contributed their respective interests in such entities to the Company in exchange for shares of the Company's common stock. Mallory Walker received 5,022,640 shares of common stock in the formation transactions and sold 2,833,333 of such shares as a selling stockholder in the Company's initial public offering, resulting in 2,189,307 shares currently owned by Mallory Walker. The Company has agreed to nominate one designee of Column Guaranteed LLC, a subsidiary of Credit Suisse, currently Edmund Taylor, for election as director at its 2011 annual meeting of stockholders. William Walker, the Company's Chairman, President and Chief Executive Officer, and Mallory Walker have agreed to vote the shares of common stock owned by them for the designee of Column at the 2011 annual meeting of stockholders.

(3)
Based solely on the information provided in the Schedule 13G filed on February 9, 2011 by Federated Investors, Inc., Voting Shares Irrevocable Trust, John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue. Federated Investors, Inc. (the "Parent") is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the "Investment Advisers"), which act as investment advisers to registered investment companies and separate accounts that own shares of common stock in the Company. The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of the Parent. All of the Parent's outstanding voting stock is held in the Voting Shares Irrevocable Trust for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the "Voting Trustees"). The Voting Trustees have collective voting control over the Parent. The Parent and Voting Shares Irrevocable Trust each has sole voting and dispositive power over 1,500,000 shares of the Company's common stock. John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue each have shared voting and dispositive power over 1,500,000 shares of the Company's common stock. In accordance with Rule 13d-4 under the Securities Act of 1934, as amended, the Parent, the Voting Shares Irrevocable Trust, and each of the Voting Trustees expressly disclaim beneficial ownership of the Company shares of common stock. The business address of Federated is Federated Investors Tower, Pittsburgh, PA 15222-3779.

(4)
Includes 1,891,939 shares of common stock received in the formation transactions and 69,858 shares of restricted stock, vesting ratably on each anniversary date of grant, over a three-year period.

(5)
Includes 1,371,245 shares of common stock received in the formation transactions and 55,886 shares of restricted stock, vesting ratably on each anniversary date of grant, over a three-year period.

(6)
Includes 76,494 shares of common stock received in the formation transactions and 45,249 shares of restricted stock, vesting ratably on each anniversary date of grant, over a three-year period.

(7)
Includes 92,232 shares of common stock received in the formation transactions and 45,249 shares of restricted stock, vesting ratably on each anniversary date of grant, over a three-year period.

(8)
Includes 36,596 shares of restricted stock granted by the Company, vesting ratably on each anniversary date of grant, over a three-year period.

(9)
Includes 2,000 shares of restricted stock granted by the Company, vesting ratably on the one-year anniversary date of grant.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires that our executive officers, directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and NYSE. These reporting persons are required by the SEC to furnish us with copies of all Forms 3, 4 and 5 that they file.

        Based solely on our review of the copies of such forms received by us, and/or on written representations from certain reporting persons that they were not required to file a Form 5 for the fiscal year, we believe that our executive officers, directors and persons who own more than 10% of our common stock complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Policies

        Our Board has adopted a policy regarding the approval of any "related person transaction," which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $100,000, and a "related person" (as defined under SEC rules) has a direct or indirect material interest; provided, however, that approval is not required for competitive bidding and similar transactions that are not deemed to be related party transactions under Item 404(a) of Regulation S-K of the Exchange Act. Under the policy, a related person would need to promptly disclose to our compliance officer any related person transaction and all material facts about the transaction. Our compliance officer would then assess and promptly communicate that information to the Audit Committee of our Board. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the Audit Committee which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

Formation Transactions

        In December 2010, in connection with our initial public offering, we completed certain formation transactions through which Walker & Dunlop, LLC became a wholly owned subsidiary of Walker & Dunlop, Inc., a newly formed Maryland corporation. In connection with the formation transactions, members of the Walker family, certain of our directors and executive officers and certain other individuals and entities who currently own interests in certain entities which directly or indirectly hold equity interests in Walker & Dunlop, LLC, contributed their respective interests in such entities to Walker & Dunlop, Inc. for shares of our common stock. As a result of the contributions, we became responsible for three loans in the aggregate outstanding amount of $29.0 million. In connection with the formation transactions, each of our executive officers and Column received the following number of shares of our common stock:

  •
  Mr. William M. Walker received 1,891,939 shares of common stock;

  •
  Mr. Howard W. Smith received 1,371,245 shares of common stock;

  •
  Ms. Deborah A. Wilson received 76,494 shares of common stock;

  •
  Mr. Richard C. Warner received 92,232 shares of common stock; and

  •
  Column received 5,289,937 shares of common stock.

Registration Rights Agreement

        We entered into a registration rights agreement with regard to shares of our common stock issued in connection with our formation transactions to former direct and indirect equity holders of Walker & Dunlop, LLC, including certain of our executive officers and directors, which we refer to collectively as the registrable shares. Pursuant to the registration rights agreement, we granted such holders and their direct and indirect transferees demand registration rights to have the registrable shares registered for resale, which registration statement must remain effective for the shorter of two years or until the date on which all of the registrable shares have been sold; provided, however, that these registration rights will only begin to apply one year after the completion of our initial public offering, December 20, 2011. In addition to demand registration rights, certain holders received tag along rights whereby they have the right to have their shares registered if other persons with registration rights register their shares or if the Company proposes to file a registration statement in connection with an underwriting offering. The right to keep a registration statement effective shall cease to apply when registrable shares can be sold pursuant to Rule 144 without any limitations other than the requirement for current public information regarding the Company.

        Notwithstanding the foregoing, we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) in the event of certain corporate events affecting us for certain periods, referred to as "blackout periods."

        We will bear all of the costs and expenses incident to our registration requirements under the registration rights agreement, including, without limitation, all registration, filing and stock exchange or FINRA fees, all fees and expenses of complying with securities or "blue sky" laws, all printing expenses, and all fees and disbursements of counsel and independent public accountants retained by us and one counsel retained by the selling stockholders. We have also agreed to indemnify the persons receiving registration rights against specified liabilities, including certain potential liabilities arising under the Securities Act of 1933, as amended, or to contribute the payments such persons may be required to make in respect thereof.

Stockholders Agreement

        We entered into a stockholders agreement with Column, William Walker, our Chairman, President and Chief Executive Officer, and Mallory Walker, the father of William Walker and our former Chairman. Pursuant to this agreement, we have agreed to nominate one Column designee, currently Edmund Taylor, for election as director at our 2011 annual meeting of stockholders, and William Walker and Mallory Walker have agreed to vote the shares of common stock owned by them for the Column designee at the 2011 annual meeting of stockholders and at any special meeting of stockholders at which directors are to be elected that occurs within six months after the expiration of Column's lock-up agreement entered into in connection with our initial public offering. In addition, if William Walker and/or Mallory Walker propose to sell their shares of common stock in a private transaction where the number of shares proposed to be sold exceed 10% of the total outstanding shares of common stock of the Company, the Walkers have agreed to permit Column to participate as a selling stockholder in such transaction, subject to certain conditions. Similarly, Column has agreed to permit Mallory Walker to participate in such a transaction if Column is the selling party, subject to certain limitations and conditions.

Repayment of Tax Advances and Loans Prior to Initial Public Offering

        Our predecessor, Walker & Dunlop, LLC, provided tax advances to its members on a quarterly basis when it generated taxable income for the members. Tax advances were based on taxable income at the highest federal and local taxes for residents of the District of Columbia. For the year ended December 31, 2010, tax advances of $611,636 and $459,546 were made to William Walker and Howard Smith, respectively. All outstanding advances were repaid in full prior to our initial public offering. The tax advances bore no interest rate.

        On July 8, 2008, Ms. Wilson purchased a 3.2% interest in one of our predecessors, GPF Acquisition, LLC, in return for a $218,946 note held by the company. The note was scheduled to mature on the earlier of December 31, 2018, at Ms. Wilson's termination of employment with the company, or a sale of GPF Acquisition, LLC. The interest rate on the note was equal to the 90-day LIBOR plus 200 basis points. All GPF Acquisition, LLC distributions, except for tax advances, were used to pay down the note. On August 2, 2010, Ms. Wilson repaid the balance of the note in full.

 Underwriting of Initial Public Offering

        As of April 15, 2011, the record date, Credit Suisse Securities (USA) LLC, through its ownership of Column, owned a 24% interest in the Company. In its capacity as one of the co-managers of our initial public offering in December 2010, Credit Suisse received underwriting discounts, commissions and fees of approximately $1.4 million.

Co-Broker Fees

        From time to time, Credit Suisse Securities (USA) LLC refers HUD related financing opportunities to the Company. Credit Suisse receives a fee directly from the borrower if the loans are approved and closed. In 2010, the Company accrued fees of $1.0 million, which Credit Suisse earned as a co-broker on certain HUD originations that closed in December 2010.

Column Indemnification Agreements

        In January 2009, W&D, Inc., its affiliate Green Park (together with W&D, Inc., the "GPF Parties") and Column, an affiliate of Credit Suisse Securities (USA) LLC, contributed their assets to a newly formed entity, Walker & Dunlop, LLC, in exchange for a 35% interest in Walker & Dunlop, LLC. In connection with the Column transaction, the GPF Parties, Walker & Dunlop, LLC and Column entered into an agreement, dated January 30, 2009 (the "Column Transaction Agreement"), pursuant to which the GPF Parties and Column agreed to provide indemnification for certain matters. Each of the GPF Parties and Column agreed to indemnify Walker & Dunlop, LLC and its related parties against any damages or expenses that might be incurred from (i) the breach of certain representations and warranties, covenants or agreements of the indemnifying party contained in the Column Transaction Agreement or related documents, (ii) a request or requirement by a third-party that Walker & Dunlop, LLC repurchase a loan originated by Column or the GPF Parties, as applicable, and (iii) any liability with respect to assets and liabilities of Column or the GPF Parties, as applicable, that were specifically excluded by the terms of the Column Transaction Agreement. Liability is capped at $10 million for each party, subject to certain exceptions. The cap does not apply to certain excepted warranties or to breaches based on claims not based solely on an asserted breach of a representation or warranty, including claims related to a third party request or requirement that Walker & Dunlop, LLC repurchase a loan originated by a Column or GPF Party, as applicable.

        As a result of the formation transactions, the GPF Parties and Walker & Dunlop, LLC became our wholly owned subsidiaries. The Column indemnity to Walker & Dunlop, LLC (which includes an indemnification for any obligation to repurchase a loan originated by Column) continues in accordance with its terms. In addition, we have agreed that the GPF Parties' indemnity to Walker & Dunlop, LLC and its current members, including Column, continues following the formation transactions. With respect to third party loan repurchase obligations, these indemnities survive through January 30, 2019. With respect to breaches of certain representations and warranties, these indemnities survive until the later of January 30, 2012, or the expiration of the applicable statute of limitations; indemnities with respect to all other representations and warranties have previously expired.

        On February 17, 2010, Capital Funding Group, Inc. ("Capital Funding") filed a lawsuit in the state Circuit Court of Montgomery County, Maryland against Walker & Dunlop, LLC, our wholly owned subsidiary, for alleged breach of contract, unjust enrichment and unfair competition arising out of an alleged agreement that Capital Funding had with Column to refinance a large portfolio of senior healthcare facilities located throughout the United States (the "Golden Living Facilities"). Capital Funding alleges that a contract existed between it and Column (and its affiliates) whereby Capital Funding allegedly had the right to perform the HUD refinancing for the Golden Living Facilities and according to which Capital Funding provided certain alleged proprietary information to Column and its affiliates relating to the refinancing of the Golden Living Facilities on a confidential basis. Capital

Funding further alleges that Walker & Dunlop, LLC, as the alleged successor by merger to Column, is bound by Column's alleged agreement with Capital Funding, and breached the agreement by taking for itself the opportunity to perform the HUD refinancing for the Golden Living Facilities.

        Capital Funding further claims that Column and its affiliates and Walker & Dunlop, LLC breached the contract, were unjustly enriched, and committed unfair competition by using Capital Funding's alleged proprietary information for certain allegedly unauthorized purposes. Capital Funding also asserts a separate unfair competition claim against Walker & Dunlop, LLC in which it alleges that Walker & Dunlop, LLC is improperly "taking credit" on its website for certain work actually performed by Capital Funding. Capital Funding seeks damages in excess of $30 million on each of the three claims asserted against all defendants, and an unspecified amount of damages on the separate claim for unfair competition against Walker & Dunlop, LLC. Capital Funding also seeks injunctive relief in connection with its unjust enrichment and unfair competition claims.

        On May 3, 2010, we answered the complaint, denying liability for all three claims, and are defending ourselves against the allegations. The court denied Walker & Dunlop, LLC's motion to dismiss the unfair competition claim. A trial date for the matter was originally scheduled for Spring 2011.

        We are not aware of any contract between the plaintiff and Column or its affiliates regarding the right to refinance the Golden Living Facilities. Moreover, we believe that Walker & Dunlop, LLC did not assume any of the rights or liabilities related to the original Golden Living Facilities financing, which was provided in part by Column's parent company, Column Financial, Inc. Pursuant to the Column Transaction Agreement, Column generally agreed to indemnify Walker & Dunlop, LLC against liability arising from Column's conduct prior to Column's transfer of the assets to Walker & Dunlop, LLC. However, pursuant to the Column Transaction Agreement, Column's indemnification obligation arises only after Column receives a claim notice following the resolution of the litigation that specifies the amount of Walker & Dunlop, LLC's claim.

        To provide for greater certainty regarding Column's indemnification obligations before the resolution of this litigation and to cap our total loss exposure, we secured a further agreement from Column in November 2010 confirming that it will indemnify us for any liabilities that arise as a result of this litigation. As part of this further indemnification agreement, in the event Column is required to pay us for any liabilities under the Capital Funding litigation that it otherwise would not have been obligated to pay under the Column Transaction Agreement, we will indemnify Column for an amount up to $3.0 million. Also as part of this further indemnification agreement, William Walker, our Chairman, President and Chief Executive Officer, and Mallory Walker, former Chairman and current stock holder, in their individual capacities, agreed that if Column is required to indemnify us under this agreement and otherwise would not have been obligated to pay such amounts under the Column Transaction Agreement, Messrs. William Walker and Mallory Walker will pay any such amounts in excess of $3.0 million but equal to or less than $6.0 million. As a result of this agreement, we will have no liability or other obligation for any damage amounts in excess of $3.0 million arising out of this litigation. As a result of the indemnification claim procedures described above, we may be required to bear the significant costs of the litigation and any adverse judgment unless and until we are able to prevail on our indemnification claim. We believe that we will fully prevail on our indemnification claims against Column, and that we ultimately will incur no material loss as a result of this litigation, although there can be no assurance that this will be the case.

        On November 17, 2010, Capital Funding filed an amended complaint adding Credit Suisse Securities (USA) LLC and its affiliates Column Guaranteed LLC and Column Financial, Inc. as defendants. In December 2010, Column assumed the defense of the Company pursuant to the indemnification agreement; counsel for Column is jointly defending Column and the Company in the litigation. Column has reimbursed the Company for substantially all of the legal fees incurred by the

Company prior to the date Column assumed the defense of the litigation, which total approximately $1 million.

        See "Legal Proceedings" of our Annual Report on Form 10-K for additional information.

Commercial Real Estate Funds

        W&D Balanced Real Estate Fund I GP, LLC, our wholly owned subsidiary, is the general partner of W&D Balanced Real Estate Fund I LP (the "Balanced Fund"), a commercial real estate fund that has invested approximately $50 million in commercial real estate securities and loans, such as first mortgages, B-notes, mezzanine debt and equity securities. The Balanced Fund has invested approximately $50 million to date and has no further commitments to invest. It is only responsible for managing the investments. All of the limited partnership interests in the Balanced Fund are held by third-party pension funds. Pursuant to the Balanced Fund's partnership agreement, only the limited partners share in regular distributions; our subsidiary, as the general partner, is only entitled to an incentive fee if returns exceed certain pre-established thresholds. To date, the general partner has never received an incentive fee. Our subsidiary has contracted with Walker & Dunlop Fund Management, LLC (the "Advisor"), a registered investment advisor, of which Mr. Walker, our Chairman, President and Chief Executive Officer, is the sole member, for it to provide investment advisory services to the Balanced Fund pursuant to an investment advisory agreement. We provide consulting, overhead and other corporate services to the Advisor pursuant to a corporate services agreement for a fee. In 2010, the amount of such fees were approximately $0.7 million.

        We also provide investment, consulting and related services to Walker & Dunlop Multifamily Equity I, LLC (the "Multifamily Advisor"), in which members of the Walker family, including Mr. Walker, our Chairman, President and Chief Executive Officer, hold 81.1% of the membership interests. The Multifamily Advisor holds a 1% managing member interest in, and serves as the investment advisor pursuant to an investment advisory agreement to, Walker & Dunlop Apartment Fund I, LLC (the "Apartment Fund"), a commercial real estate fund that has invested approximately $45 million in multifamily real estate properties and mezzanine loans and has no further commitments to invest. An institutional investor owns a 99% non-managing member interest in the Apartment Fund. Pursuant to the Apartment Fund's operating agreement, distribution of net cash flow is first distributed to the institutional investor based on an investment yield, then to the Multifamily Advisor, and the balance of the net cash flow of the Apartment Fund is then distributed 99% to the institutional investor and 1% to the Multifamily Advisor. In exchange for the provision of investment, consulting and related services pursuant to a corporate services agreement between the Multifamily Advisor and Walker & Dunlop, LLC, Walker & Dunlop, LLC provides corporate services to the Multifamily Advisor in connection with Multifamily Advisor's asset management responsibilities to the Apartment Fund for a fee. In 2010, the amount of such fees were approximately $0.2 million.

OTHER MATTERS

Availability of Proxy Statement and Annual Report on Form 10-K

        In addition to this proxy statement, we have provided without charge, to each person from whom a proxy is solicited, a copy of our annual report to stockholders for the fiscal year ended December 31, 2010, including our consolidated financial statements. You should not regard this annual report as proxy soliciting material or as a communication by means of which any solicitation is to be made.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on Tuesday, June 7 2011:

        The Proxy Statement and the 2010 Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/wd

        Additionally, upon written request, we will provide you without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 that we filed with the SEC. You should make your request in writing to:

Walker & Dunlop, Inc.
Attention: Investor Relations
7501 Wisconsin Avenue, Suite 1200E
Bethesda, Maryland 20814

Other Matters to Come Before the 2011 Annual Meeting

        No other matters are to be presented for action at the annual meeting other than as set forth in this proxy statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies solicited by this proxy statement as recommended by the Board, or, if no recommendation is given, in their own discretion.

Stockholder Proposals and Nominations for the 2012 Annual Meeting

        Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act to be considered for inclusion in our proxy materials for the next annual meeting of stockholders must be received at our principal executive offices no later than December 31, 2011.

        Any stockholder who wishes to propose a nominee to the Board or propose any other business to be considered by the stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws, which are on file with the SEC and may be obtained from the Secretary of the Company upon request. These notice provisions require that nominations for directors must be received by the Secretary at our principal executive offices not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting. However, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, such notice to be timely must be so delivered not earlier than the 150th day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

* * * *

By Order of the Board of Directors

Name:	Richard M. Lucas
Title:	Executive Vice President, General Counsel and Secretary

Bethesda, Maryland
April 29, 2011

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date. Please mark your votes as indicated in this example X INTERNET http://www.proxyvoting.com/wd Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Signature Signature Date Mark Here for Address Change or Comments SEE REVERSE WO# 96812 NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian. Please give full title as such. OR THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" ITEMS 2 AND 3 AND “FOR” EVERY 3 YEARS ON ITEM 4 AS RECOMMENDED BY THE DIRECTORS. 1. ELECTION OF DIRECTORS Nominees: 01 Alan Bowers 02 Mitchell Gaynor 03 Cynthia Hallenbeck 04 John Rice 05 Dana Schmaltz 06 Howard Smith 07 Edmund Taylor 08 William Walker (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions FOR ALL WITHHOLD FOR ALL *EXCEPTIONS 3. Advisory (non-binding) resolution relating to executive compensation. FOR AGAINST ABSTAIN 2. Ratification of the appointment of the independent registered public accounting firm. 4. Advisory (non-binding) resolution relating to frequency of vote on executive compensation. Walker & Dunlop’s Directors recommend a vote “FOR” 3 years. 2 years 1 year Abstain 3 years FOLD AND DETACH HERE Walker & Dunlop’s Directors recommend a vote “FOR” each Director. Walker & Dunlop’s Directors recommend a vote “FOR” proposals 2 and 3.

FOLD AND DETACH HERE Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2010 Annual Report to Shareholders are available at: http://bnymellon.mobular.net/bnymellon/wd (Continued and to be marked, dated and signed, on the other side) You can now access your Walker & Dunlop, Inc. account online. Access your Walker & Dunlop, Inc. account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for Walker & Dunlop, Inc., now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at www.bnymellon.com/shareowner/equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. WO# 96812 PROXY Walker & Dunlop, Inc. Annual Meeting of Stockholders – June 7, 2011 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints William Walker and Deborah Wilson, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Walker & Dunlop, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held June 7, 2011 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.